Exhibit 10.3

OFFICE LEASE

NOTICE:

The submission of this document for examination does not constitute an option or offer to lease space at the Project.  This document shall have no binding effect on the parties unless executed by the Landlord and the executed copy is delivered to the Tenant.

OFFICE LEASE

This Lease is made this 31st day of May, 2012 (“Effective Date”) by and between LBUBS 2005-05 WARRENVILLE ROAD, LLC, an Illinois limited liability Company (“Landlord”) and AmeriQuest Transportation Services, Inc.  f/k/a AmeriQuest Transportation & Logistics Resources Corp., a New Jersey corporation (“Tenant”).

1.                                      BASIC LEASE PROVISIONS:

1.1                               Project Name: Corridors I

Address:                         2651Warrenville Road, Downers Grove, IL 60515
as more particularly described in Schedule 1.

1.2                               Building:                                   Corridors I

Unit/Suite No.: 560

Floor:  5th

1.3                               Premises:  Approximately 9,290 rentable square feet as reflected on the floor plan attached hereto as Schedule 2.

1.4                               Commencement Date of Lease:  January 1, 2013, provided Tenant shall have access 180 days prior thereto for purposes of installation of fixtures, furniture, and equipment so long as Tenant has complied with the provisions of Section 14 hereof. Notwithstanding anything to the contrary, in the event Tenant completes such installation prior to the Commencement Date Tenant shall be permitted to occupy the Premises for the Permitted Use and shall be responsible for Operating Expenses and Shared Facilities Operating Expenses but not for Base Rent for the period prior to the Commencement Date of Lease.

1.5                               Rent Commencement:  December 1, 2013.

1.6                               Expiration Date of Lease:  December 31, 2023.

1.7                               (a)                                 Tenant’s Percentage Share of Operating Expenses:  6.196%.  Based upon a Premises of 9,290 rentable square feet in a Building of 149,896 rentable square feet.

(b)                                 Tenant’s Percentage Rent of Shared Facilities Operating Expenses:  3.088%.  Based upon a Premises of 9,290 rentable square feet in buildings of 299,972 rentable square feet.

1.8                               Security Deposit:  $51,000, provided if Tenant is not in default as of 12/1/2015, said Security Deposit shall be reduced to $34,000.  (See Paragraph 24)

1.9                               Base Rent:

DATE:	$/RSF	ANNUAL RENT:		MONTHLY RENT:
1/1/13 - 11/30/13	$13.00		$0.00	$0.00
12/1/13 – 12/31/13	$13.00	$	-NA-	$10,064.17
1/1/14 - 12/31//14	$13.26		$123,185.40	$10,265.45
1/1/15 - 12/31/15	$13.53		$125,649.11	$10,470.76
1/1/16 - 12/31/16	$13.80		$128,162.69	$10,680.17
1/1/17 - 12/31/17	$14.07		$130,725.33	$10,893.78
1/1/18 - 12/31/18	$14.35		$133,339.84	$11,111.65
1/1/19 - 12/31/19	$14.64		$136,006.64	$11,333.89
1/1/20 - 12/31/20	$14.93		$138,726.77	$11,560.56
1/1/21 - 12/31/21	$15.23		$141,501.30	$11,791.78
1/1/22 - 12/31/22	$15.54		$144,331.33	$12,027.61
1/1/23 - 12/31/23	$15.85		$147,217.96	$12,268.16

So long as Tenant is not in default, Base Rent, Operating Expense Rent, and Shared Facilities Operating Expense Rent shall abate for the first eleven (11) months of the Term.

1.10                        (a)                                 Operating Expense Rent:  Tenant’s Percentage Share of Operating Expenses

(b)                                 Shared Operating Expense Rent:  Tenant’s Percentage Share of Shared Operating Expenses

1.11                        Permitted Use:  General Office purposes

1.12                        Trade Name:  AmeriQuest

1.13                        Parking Spaces:  4 spaces per 1,000 r.s.f., including ten (10) reserved covered spaces.

Parking Rate:  $0 per Parking Space per month.

1.14                        Guarantor(s):  None.,

1.15                        Address for payment of Rent and notices:

Landlord:

LBUBS 2005-05 Warrenville Road, LLC

c/o Alter Asset Management

1980 Springer Drive

Lombard, Illinois 60148

Attn.: Samuel F. Gould

Fax No. (630) 620-3606

With a copy of Notices only to:

LNR Partners, LLC

1601 Washington Avenue

Suite 700

Miami Beach, Florida 33139

Attn: Director of Real Estate Asset Management

Fax: (305) 695-5379

With a copies to:

Alter Asset Management, L.L.C.

1980 Springer Drive

Lombard, IL 60148

Attn: Samuel F. Gould

Fax No: (630) 620-3606

Tenant:

Mark Joyce

AmeriQuest Transportation Services, Inc.

2651 Warrenville Road, Suite 560

Downers Grove, IL 60515

John Grone

AmeriQuest Transportation Services, Inc.

457 Haddonfield Road, Suite 220

Cherry Hill, NJ 08002

With a copy of Notices only to:

Frank Tedesco

Dilworth Paxson LLP

457 Haddonfield Road, Suite 700

Cherry Hill, NJ 08002

Ash, Anos, Freedman & Logan, L.L.C.

77 West Washington Street, Suite 1211

Chicago, IL 60602

Attn: Lawrence M. Freedman

Fax No: (312) 346-7847

1.16                        Broker:  Landlord’s Broker is Alter Realty, LLC and Tenant’s Broker is Colliers International.  (See Paragraph 41.)

2.                                      DEFINITIONS:  Unless the context otherwise specifies or requires, the following terms will have the meanings set forth below:

2.1                               Common Areas:  shall mean all areas and facilities outside the Premises and within the exterior boundaries of the Project and/or the Shared Facilities that are not leased to other tenants and that are provided and designated by Landlord, in its sole discretion from time to time, for the general use and convenience of Tenant and other tenants of the Project and/or the Shared Facilities and their authorized representatives, employees, invitees and the general public as more particularly set forth in Paragraph 4.  Common Areas are areas within and outside of the buildings on the Project and/or the Shared Facilities, such as common entrances, lobbies.  Landlord may also designate, from time to time, other areas in the Project and/or the Shared Facilities, such as pedestrian walkways, patios, landscaped areas, sidewalks, service corridors, elevators, restrooms, stairways, decorative walls, plazas, loading areas, parking areas and roads for the non-exclusive use of Tenant.

2.2                               Operating Expenses:  shall mean all costs of operating, servicing, managing, repairing and maintaining the Project net of any insurance proceeds that may be received to repair, replace and/or minimize damages to charges within this category.  Shared Facilities Operating Expenses:  shall mean all costs of operating, servicing, managing, repairing, and maintaining the Shared Facilities.  All costs of operating, servicing, administering, repairing and maintaining the Project and/or the Shared Facilities include any reasonable and necessary costs of operation, maintenance and repair, computed in accordance with sound accounting principles applied on a consistent basis, and will include by way of illustration, but not limitation:

(a)                                 all necessary costs of managing, operating, repairing and maintaining the Project and/or the Shared Facilities, including, without limitation, wages, salaries, fringe benefits and payroll burden for employees on-site utilized in the day to day operation of the Project and/or the Shared Facilities; public liability, flood, property damage and all other insurance premiums paid by Landlord with respect to the Project and/or the Shared Facilities, including any amounts that would be charged as premiums if Landlord self-insures any of the insurance risks; liability disclaimers; water, sewer, heating, air conditioning, ventilating and all other utility charges (other than with respect to utilities separately metered and paid directly by Tenant or other tenants); the cost of contesting the validity or amount of real estate and personal property taxes; janitorial services; access control; window cleaning; elevator maintenance; fire detection and security services; gardening and landscape maintenance; all costs of snow and ice removal; trash, rubbish, garbage and other refuse removal; pest control; painting; facade maintenance; lighting; exterior and partition (demising) wall repairs; roof repairs; maintenance of all steam, water and other water retention and discharging piping, lakes, culverts, fountains, pumps, weirs, lift stations, catch basins and other areas and facilities, whether or not on-site; canal embankment and related maintenance; repair and repainting of sidewalks due to settlement and potholes and general resurfacing and maintenance of parking areas; sanitary control; depreciation of machinery and equipment used in any of such maintenance and repair activities; repair, maintenance and replacement of signage located in the Project and/or the Shared Facilities; management fees; union increases; road sidewalk and driveway maintenance; and all other Project and/or the Shared Facilities maintenance, repairs and insurance;

(b)                                 the costs (amortized together with a reasonable finance charge) of any capital improvements:  (A) made to the Project and/or the Shared Facilities by Landlord primarily for the purpose of reducing Operating Expenses and Shared Facilities Operating Expenses; or (B) made to the Project and/or the Shared Facilities by Landlord primarily to comply with any governmental law or regulation that was not in force at the Commencement Date;

(c)                                  the costs of supplies, materials, tools and equipment for repairs and maintenance;

(d)                                 all real and personal property taxes, assessments (whether they be general or special), sewer Rents, rates and charges, transit taxes, taxes based upon the receipt of Rent and any other federal, state or local government charge, general, special, ordinary or extraordinary (but not including income taxes), which may now or hereafter be levied or assessed against the land upon which the Project and/or the Shared Facilities stands or the Project and/or the Shared Facilities for such year or the furniture, fixtures, machinery, equipment, apparatus, systems and appurtenances used in connection with the Project and/or the Shared Facilities for the operation thereof, as well as the reasonable legal fees for protest or reduction of property taxes and for assessments or any increase therein (the “Taxes”).

Operating Expenses and Shared Facilities Operating Expenses shall not include:

(a)                                 interest and principal payments on mortgage debt;

(b)                                 ground rental payments;

(c)                                  the cost of capital improvements other than those incurred to reduce Operating Expenses; and Shared Facilities Operating Expenses;

(d)                                 the costs of painting or decorating other than public areas, the costs of alterations to the premises or the premises of other tenants of the building, or the cost of any work furnished by Landlord without charge as an inducement for a tenant to lease space (i.e., free rent, improvement allowances);

(e)                                  a property management fee in excess of four percent (4%) of the gross rental proceeds;

(f)                                   depreciation of the Building, and/or Shared Facilities;

(g)                                  expenses, including rent, associated with maintaining a leasing or marketing office as opposed to a property management office;

(h)                                 salaries and other compensation of executive officers of the Landlord or Management Agent senior to the individual functioning as the Building manager; or the Corridors II Building manager;

(i)                                     income or franchise taxes or other such taxes imposed or measured by the income of the Landlord from the operation of the Building; or Shared Facilities;

(j)                                    the cost of constructing, installing, operating or maintaining any special service or facility such as an observatory, broadcasting facility, luncheon club, athletic or recreational club, cafeteria or dining facility except that costs associated with the shared conference center and the shared fitness room shall be included in operating expenses so long as neither Tenant nor Tenant’s employees are charged a separate fee for the use of such facilities other than de minimus set-up or clean-up fees for use of the conference center;

(k)                                 the costs associated with utilities, services or amenities not available to all tenants or provided to any tenant to a materially greater extent or more favorable manner than generally provided to other tenants;

(l)                                     the costs of correcting latent defects and defects in construction or renovation of the Building or its systems;

(m)                             the costs (including fines and penalties) to comply with laws such as ADA and environmental laws including, without limitation, laws in effect as of the lease commencement date relating to the phase-out of so-called “Freon” as a coolant;

(n)                                 the cost of any work performed or service provided for which fees are charged or other compensation received;

(o)                                 payments for rental items, the cost of which would constitute a capital expenditure if such equipment were purchased other than rental item costs for equipment or supplies used on a temporary basis to facilitate repairs or maintenance of the Building;

(p)                                 legal expenses incurred in connection with tenant leases including, without limitation, negotiations with prospective tenants and enforcing provisions of this lease or other leases in the Building;

(q)                                 costs for and related to sculptures, paintings and other objects of art located in the interior or on the exterior of the Building or Shared Facilities or immediately adjacent thereto;

(r)                                    other than the property management fee as set forth herein, any fees and expenses paid to an agent which is related to Landlord to the extent such fees or expenses are in excess of the customary market amounts which would be paid in the absence of such a relationship;

(s)                                   expenditures for repairs or maintenance which are covered by warranties, guarantees or service contracts except to the extent that the cost of service contracts shall be considered operating expenses;

(t)                                    any expenditure for which the Landlord has been or is entitled to be reimbursed by third parties such as insurance companies or would have been compensated through proceeds of insurance had the Landlord maintained insurance customarily carried by similar lessors;

(u)                                 the cost of any repairs, alterations, additions, changes, tools, equipment replacements and the like which under generally accepted accounting principles and practices are properly classified as capital expenditures;

(v)                                 advertising, promotional and marketing expenses;

(w)                               real estate brokerage and leasing commissions;

(x)                                 expenses in connection with repairs or other work occasioned by the exercise of the right of eminent domain;

(y)                                 damages incurred due to the gross negligence or willful misconduct of the Landlord;

(z)                                  debt costs or the costs of financing or refinancing;

(aa)                          the costs, fines or penalties incurred due to violations by the Landlord of any governmental rule or authority;

(bb)                          expenses incurred by Landlord, if any, in connection with the operation, cleaning, repair, safety, management, security, maintenance or other services of any kind provided to any non-office portions of the Building or Shared Facilities such as retail, garage, train or storage purposes except that costs associated with the operation, cleaning, repair, safety, management, security, maintenance or other services associated with the parking deck shall be included in operating expenses so long as neither Tenant or Tenant’s employees or visitors are charge a separate fee for use thereof;

(cc)                            any compensation paid to clerks, attendants or other persons in commercial concessions operated by Landlord;

(dd)                          Landlord’s general partnership overhead not related to management of the Building or Shared Facilities;

(ee)                            contributions to operating expense reserves;

(ff)                              bad debt loss, rent loss or reserves for bad debt or rent loss; and

(gg)         any and all interest and penalties assessed on any Landlord’s obligations imposed as a result of failure to make any payments due on time.

Notwithstanding the foregoing, those portions of Operating Expenses and Shared Facilities Operating Expenses which are hereinafter defined as Controllable Expenses, for each and every calendar year shall not exceed one hundred four percent (104%) of the Controllable Expenses for the immediately preceding calendar year, calculated on a cumulative basis, except that Landlord may add expense “line items” which may have not been incurred in prior years if they increase services and are approved or requested by Tenant.  Landlord shall separately compute those items of Operating Expenses and Shared Facilities Operating Expenses which are not Controllable Expenses.  Landlord and Tenant agree that there will be no limitation on Tenant’s obligation hereunder for increases in such Operating Expenses and Shared Facilities Operating Expenses and over costs which are not Controllable Expenses.  “Controllable Expenses” shall be all Operating Expenses and Shared Facilities Operating Expenses over which Landlord has no reasonable control.

2.3                               Environmental Law:  shall mean any law, statute, ordinance or regulation pertaining to health, industrial hygiene or the environment including, without limitation, CERCLA (Comprehensive Environmental Response, Compensation and Liability Act of 1980), RCRA (Resources Conservation and Recovery Act of 1976) and SARA (Superfund Amendments and Reauthorization Act of 1986).

2.4                               Hazardous Substance:  shall mean any substance, material or waste which is or becomes designated, classified or regulated as being “toxic” or “hazardous” or a “pollutant”, which is or becomes similarly designated, classified or regulated, under any Environmental Law, including asbestos, petroleum and petroleum products, or which becomes hazardous to the health and welfare of any occupants in the Building.

2.5                               Building Hours:  shall mean Monday through Friday from 7:00 a.m. to 6:00 p.m. and Saturday from 8:00 a.m. to 2:00 p.m., excluding federal and state legal holidays.

2.6                               Legal Requirements:  shall mean any and all statutes, ordinances and requirements of all municipal, state and federal authorities now in force, or which may hereafter be in force, pertaining to the Premises, the Building and/or the Project occasioned by or affecting the use thereof by Tenant, including, but not limited to, the Americans With Disabilities Act.

2.7                               Schedules:  shall mean the Schedules attached hereto and incorporated herein by reference.  This Lease contains the following Schedules:

Schedule 1                                     Description of Project

Schedule 2                                     Floor Plan of Premises

Schedule 3                                     Construction Rider

Schedule 4                                     Intentionally Deleted

Schedule 5                                     Rules and Regulations

Schedule 6                                     Tenant Acceptance Letter

Schedule 7                                     (TBD)

Schedule 8                                     (TBD)

2.8                               Shared Facilities:  Those facilities, including but not limited to, Corridors II and the connection between Corridors II and the Building which contain facilities which serve the Project.

2.9                               Term:  shall mean the initial Term of this Lease.  It shall commence as of the Commencement Date and end as of the Expiration Date unless sooner terminated as provided herein or extended pursuant to the terms of this Lease.

2.10                        Corridors II:  that building which is adjacent to, and shares certain systems and equipment with, the Building.

3.                                      PREMISES:

3.1                               Lease of Premises:  Landlord hereby leases to Tenant, and Tenant hereby leases from Landlord, for the Term and subject to the agreements, covenants, conditions and provisions set forth in this Lease, to which Landlord and Tenant hereby mutually agree, the premises (the “Premises”) described in Paragraphs 1 above.  The parties hereby stipulate the number of rentable square feet in the Premises and both parties waive the right either may have to remeasure the same.  Upon occupancy of the Premises by Tenant, Tenant shall promptly execute and deliver to Landlord the Tenant Acceptance Letter attached hereto as Schedule 6.  If Landlord is unable to deliver possession of the Premises on the Commencement Date, Landlord shall not be liable for any damage caused thereby, nor shall this Lease be void or voidable, but Tenant shall not be liable for any Rent and the Rent Commencement Date shall be delayed for the same number of days the Commencement Date is delayed, which Commencement Date shall not occur until possession is delivered, at which time the Term shall commence and the Expiration Date shall be extended so as to give effect to the full stated Term.  Tenant may terminate this Lease if possession is not delivered within 180 days of the Commencement Date.3.2. Project:  The Premises are a part of the project (the “Project”) described in Paragraph 1.  Landlord may increase, reduce or change the number, dimensions or locations of the walks, buildings, mall areas, parking and other Common Areas and other improvements located in the Project in any manner that Landlord, in its reasonable discretion, shall deem proper.  Landlord further reserves the right to make alterations and/or additions to and to build or cause to be built additional stories on the Building in which the Premises are situated and to add any buildings adjoining the Premises or elsewhere in the Project.  Without limiting the generality of the foregoing, Landlord may add additional tenants, retail shops, building and parking facilities anywhere in the Project.  Such alterations and/or additions by Landlord shall not materially impair the Tenant’s ability to use the Premises for its Intended Use.  Landlord reserves the right to install, maintain, use, repair and replace pipes, ducts, conduits and wires leading through the Premises and serving other parts of the Building and/or Project in a manner that will not materially interfere with Tenant’s use of the Premises, except temporarily in the case of an emergency.  Landlord will also have the right to increase and expand the size of the Project by adding additional land, buildings and other structures to the Project, provided such expansion does not materially impair the Tenant’s ability to use the Premises for its Intended Use and the Tenant’s Percentage Share is equitably adjusted.  Landlord shall have the right to change the Project’s name without notice, to change the Project’s street address upon 90 days prior notice, and will pay all associated administrative costs incurred by the Tenant as a result of such change, to grant to any person or entity the exclusive right to conduct any business or render any service in or to the Project, provided such exclusive right shall not operate to prohibit Tenant from using the Premises for the purpose set forth in Paragraph 1, to retain at all times master keys or passkeys to the Premises, and to place such signs, notices or displays as Landlord reasonably deems necessary or desirable upon the roof and exterior of the Project.

4.                                      COMMON AREAS:

4.1                               Tenant’s Right to Use Common Areas:  Landlord grants Tenant and its authorized representatives and invitees the non-exclusive right to use the Common Areas, any lunch areas, conference/training room and fitness/work-out facility available to all Building tenants, with others who are entitled to use the Common Areas subject to Landlord’s rights as set forth in this Lease.

4.2                               Landlord’s Control:  Landlord has the right to:  (a) establish and enforce reasonable rules and regulations applicable to all tenants concerning the maintenance, management, use and operation of the Common Areas, the initial rules and regulations are attached to the Lease as Schedule 5; (b) close, if necessary, any of the Common Areas to prevent dedication of any of the Common Areas or the accrual of any rights of any person or of the public to the Common

Areas; (c) close temporarily any of the Common Areas for maintenance purposes; (d) select a person, firm or corporation which may be an entity related to Landlord to maintain and operate any of the Common Areas; and (e) designate other lands outside the exterior boundaries of the Project to become part of the Common Areas.  Notwithstanding the provisions of this Subparagraph, in exercising its rights hereunder, Landlord shall provide Tenant with a means of reasonable access to and from the Premises and will not prevent Tenant from conducting its normal business operations.

5.                                      RENT:

5.1                               Base Rent:  Tenant will pay to Landlord as Rent for the use and occupancy of the Premises at the times and in the manner provided below, Base Rent in the amount specified in Paragraph 1 payable in U.S. funds, in advance starting on the Rent Commencement Date and on or before the first day of each and every successive calendar month thereafter during the Term without demand, setoff or deduction.

5.2                               Operating Expenses Rent and Shared Facilities Operating Expenses Rent:

(a)                                 Calculation:  In addition to Base Rent, Tenant shall pay Tenant’s Percentage Share, as specified in Paragraph 1, of the Operating Expenses paid or incurred by Landlord in such year (“Operating Expenses Rent”), as well as Tenant’s Percentage Share, specified in Paragraph 1 of the Shared Facilities Operating Expenses paid or incurred by Landlord in each year (“Shared Facilities Operating Expenses Rent”)Tenant’s Percentage Share of the Operating Expenses is the proportion that the rentable square footage occupied by Tenant bears to the total rentable square footage of the Building, as determined by Landlord (said Percentage Share shall be adjusted in the event the rentable area of the Building or the Project is increased or decreased).  Building measurement should be 1996 BOMA ANSI and should not be modified except upon approval by both Landlord and Tenant.  Tenant’s Percentage Share of the Shared Facilities Operating Expenses is the proportion that the rentable square footage occupied by Tenant bears to the total rentable square footage of the Building and the Shared Facilities , as determined by Landlord (said Percentage Share shall be adjusted in the event the rentable area of the Building, the Project, or the Shared Facilities is increased or decreased.  In such instance, Tenant’s Percentage Shares for such services, utilities or other costs shall be calculated based upon the rentable square footage of the Premises compared to the rentable square footage of the Project and Shared Facilities, as the case may be.

(b)                                 Payment:  During December of each calendar year or as soon thereafter as practical, Landlord shall provide Tenant with a written notice of its estimate (line item and detailed support included) of Operating Expenses Rent and Shared Facilities Operating Expense Rent for the ensuing calendar year.  On or before the first day of each month during the ensuing calendar year, Tenant will pay to Landlord 1/12th of such estimated amounts, provided that if such notice is not given in December, Tenant will continue to pay on the basis of the prior year’s estimate until the month after such notice is given.  If at any time or times it appears to Landlord that the amounts payable for Operating Expenses Rent and Shared Facilities Operating Expense Rent for the current calendar year will vary from its estimate by more than 10%, Landlord, by written notice to Tenant, will revise its estimate for such year, and subsequent payments by Tenant for such year will be in an amount so that by the end of such year Tenant will have paid a total sum equal to such revised estimate.  Landlord will indicate in its notice to Tenant the reasons Landlord believes its estimate is low by more than 10%.

(c)                                  Statement:  Within 90 days after the close of each calendar year or as soon after such 90 day period as practicable, Landlord will deliver to Tenant a statement of amounts of Operating Expense Rent and Shared Facilities Operating Expense Rent payable under this Lease for such calendar year.  If such statement shows an amount owing by Tenant that is more than the estimated payments for such calendar year previously made by Tenant, Tenant will pay the deficiency to Landlord within 30 days after delivery of the statement.  If the total of the estimated monthly installments paid by Tenant during any calendar year exceeds the actual expense adjustment amount due from Tenant for such calendar year and provided Tenant is not in default hereunder, such excess shall, at Tenant’s option, be either credited against payments next due hereunder or refunded by Landlord to Tenant.  The adjustments as permitted hereunder will only be made as to those Operating Expenses that actually vary with the occupancy in the building.

(d)                                 Audit Rights.  Tenant has the right, exercisable no more than once each calendar year on reasonable notice and at a time reasonably acceptable to Landlord, to cause an audit to be performed at Tenant’s sole cost and expense of Landlord’s operations and/or books and records pertaining to Operating Expense Rent and Shared Facilities Operating Expense Rent for the preceding calendar year.  In the event Landlord has overstated Operating Expense Rent and Shared Facilities Operating Expense Rent by more than 3%, and provided Tenant is not in default hereunder, within 30 days after demand therefore by Tenant accompanied by Tenant’s verification of such overcharges and paid invoices, Landlord will reimburse Tenant for all overcharges and the costs of such audit and verification incurred by Tenant.

(e)                                  Gross Up.  Notwithstanding any provision of this Paragraph to the contrary, if the Building (or Project, as applicable) is less than ninety-five percent (95%) leased and/or occupied during any calendar, an adjustment shall be made so that Operating Expense Rent and Shared Facilities Operating Expense Rent, as the case may be shall be computed for such year as though 95% of the Project and/or the Shared Facilities, as the case may be had been leased and occupied during such year.

5.3                               Sales Tax; Additional Rent:  Only if and to the extent actually charged by any applicable governmental or quasi-governmental authority, Tenant agrees to pay Landlord monthly all sales or use taxes or excise taxes imposed or any other charge or payment required hereunder to be made by Tenant to Landlord.  All sums of money as shall become due and payable by Tenant to Landlord under this Lease, including, without limitation, sales tax, Operating Expense Rent, Shared Facilities Operating Expense Rent, and Rent shall be deemed additional Rent, which Tenant shall be obligated to pay.  Landlord shall have the same remedies for default in the payment of additional Rent as are available to Landlord in the case of a default in the payment of Base Rent.  All Base Rent, Operating Expense Rent, and Shared Facilities Operating Expense Rent and additional sums payable hereunder are sometimes collectively referred to as “Rent.”

5.4                               Late Fee / Default Interest:  Beginning with the second violation in any twelve month period, any installment of Rent not paid within five (5) days of its due date shall bear interest at the prime rate plus 4% and shall be subject to a late charge in the amount equal to 4% of the amount due.

5.5                               First Month’s Rent:  The Base Rent installment due for the first full calendar month when Base Rent is actually due and owing shall be paid on December 1, 2013.  The Security Deposit shall be delivered to Landlord by Tenant upon execution by both parties of this Agreement.

5.6                               Proration:  If for any reason other than the default of Tenant, this Lease commences on a day other than the first day of a calendar month or terminates on a day other than the last day of a calendar month or year, the amount of Rent payable by Tenant for such partial month or year will be prorated on a per diem basis, as applicable.

6.                                      USE OF PREMISES:

6.1                               Quiet Enjoyment.  Tenant shall, and may peacefully have, hold, and enjoy the Premises, subject to the other terms hereof including provided that Tenant timely pays the Rent within any applicable notice and grace period, and timely performs all of Tenant’s covenants and agreements herein contained.  This covenant and all other covenants of Landlord shall be binding upon Landlord and its successors only with respect to breaches occurring during its or their respective periods of ownership of Landlord’s interest hereunder.

6.2                               Effect on Insurance:  Tenant shall not use any portion of the Premises for purposes other than those specified in Paragraph 1 and no use shall be made or permitted to be made upon the Premises, nor acts done, which would cause cancellation of any insurance policies covering the Project.  If Landlord’s insurance premiums increase due to Tenant’s activity, Landlord may elect to charge Tenant directly for such additional cost as additional Rent hereunder and Tenant shall pay Landlord for the same within thirty (30) days after written demand thereof.

6.3                               Miscellaneous Restrictions:  Tenant will operate from the Premises using the Trade Name set forth in Paragraph 1.  Tenant will not use the Premises for or permit in the Premises any offensive, noisy, or dangerous trade, business, manufacture or occupation or interfere with the business of any other tenant in the Project.  Tenant agrees not to cause, permit or suffer any waste or damage, disfigurement or injury to the Premises or the fixtures or equipment thereof or the Common Areas.  Tenant will not use the Premises for washing clothes or cooking (except for a small kitchenette customarily located in an office) and nothing will be prepared, manufactured or mixed in the Premises, which might emit any offensive odor into the Project.  Tenant will not obstruct the Common Areas in the Project or use the same for business operations or advertising.  Tenant will not use the Premises for any purpose which would create unreasonable elevator loads, cause structural loads to be exceeded or adversely affect the mechanical, electrical, plumbing or other base building systems.  Tenant will at all times comply with the rules and regulations of the Project attached hereto as Schedule 5 and with such additional rules and regulations as may be commercially reasonably adopted by Landlord from time to time.

6.4                               Prohibited Uses.  In addition, and not by way of limitation of the restrictions on use set forth herein, Tenant shall not use or permit the use of the Premises in any manner, nor shall Tenant keep the Premises in such a condition, which violates any Legal Requirements (as defined in Paragraph 2) now in effect or hereafter promulgated regulating the use, condition or occupancy of the Premises, and Tenant, at its sole expense, shall promptly comply with all such applicable Legal Requirements and Tenant will indemnify and hold Landlord harmless from any failure to materially comply with any Legal Requirements and from all fines, suits, proceedings, claims, demands or actions of any kind arising out of or in connection with the occupancy or use of the Premises by Tenant.  Tenant shall not use or permit any part of the Premises to be used for any unlawful purpose or for any purpose not approved by Landlord.  Tenant shall not use or permit the use of the Premises in any manner, which will tend to create waste or a nuisance or will tend to interfere with, annoy, or disturb Landlord or any occupants of adjoining premises.

6.5                               Temporary Closure.  Notwithstanding anything contained in this Lease to the contrary, should Landlord determine in its reasonable opinion that an emergency exists that threatens the Building or Project or any of the tenants or persons therein, or any of their property (e.g.  an impending hurricane, a bomb threat to the Building and/or Project), including but not limited to emergencies caused by persons or natural conditions outside of Landlord’s control, Landlord shall have the right to close the Building and/or the Project and require all tenants, including

Tenant, to evacuate the Building until such emergency ceases to exist.  Such closure shall not affect Base Rent, any other Rent or the Lease Term.

7.                                      PARKING:

Tenant’s Parking Rights:  Subject to the rules and regulations of the Project, Tenant shall be entitled to the number of unreserved and reserved Parking Spaces set forth in Paragraph 1 above.  Tenant and its authorized representatives will park their cars only in areas specifically designated for that purpose by Landlord.  Within 5 days after written request by Landlord or any parking space operator, Tenant will furnish to Landlord the license numbers assigned to its cars and the cars of all of its authorized representatives.  If Tenant or its authorized representatives fails to park their cars in the designated parking areas, Landlord may charge Tenant as and for liquidated damages $30 per each day or partial day for each car parked in area other than those designated.  Tenant will not park or permit the parking of any vehicles adjacent to loading areas so as to interfere in any way with the use of such areas.  Only automobiles, motorcyles and pickup trucks will be permitted in the parking areas.  Landlord shall have the right, in Landlord’s sole discretion, to designate parking spaces for the exclusive use of a particular tenant or particular tenants.  Landlord reserves the right to relocate the reserved parking spaces from time to time upon written notice to Tenant.  Landlord will have the right to institute reasonable procedures and/or methods to enforce the Terms of this Subparagraph, including but not limited to, a card access system, the hiring of parking attendants or a management company.

8.                                      SIGNAGE:  Landlord, will install and maintain all letters or numerals on the entrance doors for the Premises.  All such letters and numerals shall be in the form specified by Landlord, and no other shall be used or permitted on the Premises.  If a Tenant directory exists at the Building, Landlord shall included Tenant’s name in the directory.  Tenant shall not place any signs within the Premises, which are visible from the outside of the Premises without Landlord’s prior written approval.  Subject to the availability of space and Landlord’s approval, Tenant shall be entitled to a portion of the space on Landlord’s monument signage outside the Building, and signage on the Building directory in the elevator lobby serving the Premises.

9.                                      ASSIGNMENT AND SUBLETTING:

9.1                               Prohibition.

(a)                                 Tenant shall not assign this Lease or sublet any portion of the Premises without prior written consent of the Landlord, which consent shall will not be unreasonably withheld, conditioned or delayed, provided Tenant is not in default under the Lease at the time of such request.  The parties agree that it shall be reasonable for Landlord to withhold consent if Landlord is not satisfied with the financial condition, identity, reputation or business character of the proposed assignee or sublessee or if Landlord or its agents have shown any space in the Project to or attempted to negotiate lease Terms with such proposed assignee or sublessee regarding other available space in the Project within the proceeding six months of the proposed amendment.  Any change in the majority ownership, interest or control of Tenant, if Tenant is a corporation, partnership, limited liability company or other similar type entity, shall constitute an assignment for purposes of this Paragraph.  Notwithstanding any consent by Landlord, Tenant and Guarantor(s), if any, shall remain jointly and severally liable (along with each approved assignee and sublessee, which shall automatically become liable for all obligations of Tenant hereunder with respect to that portion of the Premises so transferred), and Landlord shall be permitted to enforce the provisions of this Lease directly against Tenant, Guarantor, if applicable, or any assignee or sublessee without proceeding in any way against any other party.  In the event of an assignment, contemporaneously with the granting of Landlord’s consent, Tenant shall cause the assignee to expressly assume in writing and agree to perform all of the covenants, duties and obligations of Tenant hereunder and such assignee shall be jointly and severally liable therefore along with Tenant.  No usage of the Premises different from the usage provided for in Paragraph 1 above shall be permitted, and all other Terms and provisions of the Lease shall continue to apply after such assignment or sublease, provided however, Landlord’s consent shall not be required with respect to any assignment or sublease of all or any portion of the Premises to any affiliate of Tenant, or successor by merger consolidation, sale, or acquisition, provided Landlord is given notice thereof and further provided Tenant is not released from its liability hereunder, and the assignee or sublessee has a tangible net worth exclusive of good will equal to or greater than that of Tenant.

(b)                                 Notwithstanding any other provision of Paragraph 9 to the contrary, Tenant shall have the right to assign this Lease or sublet the Premises or any portion thereof, without the consent of Landlord (but with prior written notice to Landlord), to any entity (i) which will continue to use the Premises solely for the Permitted Use and otherwise in a manner compatible with the Project and (ii)(A) controlling, controlled by or under common control with Tenant, or (B) that is Tenant’s successor through merger, reorganization or consolidation as long as the successor entity has a net worth at the time of such assignment that is equal to or greater than the net worth of Tenant immediately prior to such transaction, or (C) that acquires substantially all of the assets of Tenant as long as such acquiring entity has a net worth at the time of such assignment that is equal to or greater than the net worth of Tenant immediately prior to such transaction (a “Permitted Assignment or Sublease”).

9.2                               Consent Process.  If Tenant requests Landlord’s consent to an assignment of this Lease or subletting of all or part of the Premises, Landlord may, at its option:  (i) approve such sublease or assignment (but no approval of an assignment or sublease shall relieve Tenant of any liability hereunder); or (ii) if Landlord should fail to notify Tenant in writing of its decision within a ten (10) day period after Landlord is notified in writing of the proposed assignment or sublease, Landlord shall be deemed to have refused to consent to such assignment or subleasing, and to have elected to keep this Lease in full force and effect.

9.3                               Profit.  50% of all cash or other consideration received by Tenant as the proceeds of any assignment or sublease of Tenant’s interest in this Lease and/or the Premises, whether consented to by Landlord or not, shall be paid to Landlord, notwithstanding the fact that such proceeds exceed the Rent due hereunder, unless Landlord agrees to the contrary in writing, and Tenant hereby assigns all rights it might have or ever acquire in any such proceeds to Landlord.  This covenant and assignment shall benefit Landlord and its successors in ownership of the Building and shall bind Tenant and Tenant’s heirs, executors, administrators, personal representatives, successors and assigns.  Any assignee, sublessee or purchaser of Tenant’s interest in this Lease, by occupying the Premises and/or assuming Tenant’s obligations hereunder, shall be deemed to have assumed liability to Landlord for all amounts paid to persons other than Landlord in consideration of any such sale, assignment or subletting, in violation of the provisions hereof.

10.                               ORDINANCES AND STATUTES:  At Tenant’s sole cost, Tenant will comply with all Legal Requirements imposed upon the Tenant’s use of the Premises. The commencement or pendency of any state or federal court abatement proceeding affecting the use of the Premises shall, at the option of the Landlord, be deemed a breach thereof.  Landlord represents and warrants that it has received no notice of any noncompliance with any applicable law, including those relating to the environment, and including the American for Disabilities Act, which has not been corrected.

11.                               MAINTENANCE, REPAIRS, ALTERATIONS:

11.1                        Tenant’s Obligations:

(a)                                 Except for the completion of any Work by Landlord as defined in Schedule 3, if any, Tenant has agreed to accept the Premises in its “AS

IS” condition without any representation or warranty of any kind.  Tenant acknowledges that the Premises are in good order and repair, unless otherwise indicated herein.  Tenant shall be responsible to complete the Tenant Fit-Out as set forth in Schedule 3.  Tenant, at its own expense and at all times, maintain the Premises in good and safe condition and shall surrender the same, at termination hereof, in as good condition as received, normal wear, tear and casualty excepted.

(b)                                 Landlord, at Landlord’s expense, shall be responsible for all maintenance and repairs required in the Premises, including any electrical wiring, plumbing, HVAC installations, water and sewer utility services, janitorial, security for the Building and any other Building systems or Building equipment located in the Premises, roof, exterior walls, structural foundations, parking areas and other Common Areas (“Building Systems”), which shall be maintained and repaired by Landlord and included in Operating Expenses.  Landlord agrees to maintain all of the aforesaid Building Systems and/or equipment in a manner consistent with Class A office buildings in the East-West Corridor of DuPage County.  Notwithstanding the foregoing, Tenant shall be responsible for maintaining and repairing any electrical wiring, telecommunications, computer cabling, or kitchen plumbing, exclusively serving the Premises.

11.2                        Limitations:  Tenant may not make any improvements or alterations to the Premises without the prior written consent of Landlord, which consent shall not be unreasonably withheld, delayed, or conditioned.  Notwithstanding the foregoing, Tenant may make any improvements or alterations to the Premises if they are nonstructural (for example, painting and carpeting) do not affect any Building system, cost less than $50,000, cannot be seen from the exterior of the Premises, and otherwise comply with all Legal Requirements and the following provisions of this Paragraph 11.  Prior to the commencement of any repair, improvement, or alteration, Tenant shall give Landlord at least 2 business days written notice in order that Landlord may post appropriate notices to avoid any liability for liens.  All repairs, improvements or alterations will be made by a licensed and insured contractor consented to by Landlord and performed in a good and workmanlike manner.  All materials used shall be of a quality comparable to or better than those in the Premises and shall be in accordance with plans and specifications approved by Landlord.

11.3                        Liens:  Tenant will pay all costs of construction done by it or caused to be done by it on the Premises as permitted by this Lease.  Tenant will keep the Project free and clear of all construction, mechanics, materialman’s, laborer’s and supplier’s liens, resulting from construction done by or for Tenant.  The interest of Landlord in the Premises and the Project shall not be subject to liens for improvements made by Tenant.  Any lien filed by any contractor, materialman, laborer or supplier performing work for Tenant shall attach only to Tenant’s interest in the Premises.  Tenant agrees to indemnify, defend and hold harmless Landlord from and against any and all costs and liabilities (including attorneys’ fees and expenses) and any and all construction, mechanic’s, materialman’s, laborer’s or supplier’s liens arising out of or pertaining to any improvements or construction done by Tenant.  All persons and entities contracting or otherwise dealing with Tenant relative to the Premises or the Project are hereby placed on notice of the provisions of this Paragraph, and Tenant shall further notify in writing such persons or entities of the provisions of this Paragraph prior to commencement of any Tenant work in the Premises.  If any construction, mechanic’s, materialman’s, laborer’s or supplier’s lien is ever claimed, fixed or asserted against the Premises or any other portion of the Project in connection with any such Tenant work, Tenant shall, within 10 days after receipt by Tenant of notice of such lien, discharge same as a lien either by payment or by posting of any bond as permitted by law.  If Tenant shall fail to discharge any such lien, whether valid or not, within 10 days after receipt of notice from Landlord, Landlord shall have the right, but not the obligation, to discharge such lien on behalf of Tenant and all costs and expenses incurred by

Landlord associated with the discharge of the lien, including, without limitation, attorneys’ fees, shall constitute additional Rent hereunder and shall be immediately due and payable by Tenant.

11.4                        Surrender of Premises:  On the last day of the Term hereof or on any sooner termination, Tenant shall surrender the Premises to Landlord in an “as-is” broom clean condition.  Tenant may remove its trade fixtures provided that Tenant shall repair any damage to the Premises occasioned by such removal.  At the time which Landlord approve, Tenant’s plans for any Tenant Improvements or alterations to the Premises, Landlord may designate which improvements and/or alterations, Landlord may required to be removed at the time of termination or expiration hereof, and Tenant shall be obligated to so remove such improvements or alterations and to restore the Premises to a commercially reasonable condition.

12.                               ENTRY AND INSPECTION:  Tenant shall permit Landlord or Landlord’s agents to enter upon the Premises at reasonable times upon verbal notice for the purpose of inspecting the same, performing any services required of Landlord hereunder and showing the Premises to potential and existing mortgagees and purchasers and prospective tenants of other space in the Project.  Notwithstanding the foregoing, Landlord is not required to give notice to Tenant if Landlord must enter the Premises because of an emergency or for the provision of janitorial services.  Tenant will permit Landlord at any time within 180 days prior to the expiration of this Lease, to place upon the Premises any usual “To Let” or “For Lease” signs, and permit potential tenants to inspect the Premises.

13.                               INDEMNIFICATION:

13.1                        Indemnification.

(a)                                 Subject to Paragraph 16 below, Tenant agrees to and shall indemnify, defend and hold Landlord harmless from and against any and all claims, demands, losses, damages, costs and expenses (including attorneys’ fees and expenses) or death of or injury to any person or damage to any property whatsoever arising out of Tenant’s negligent acts or omissions, or relating to Tenant’s breach or default under this Lease, including, but not limited to, Tenant’s breach of Paragraph 14 below or Tenant’s use or occupancy of the Premises or caused by Tenant or its agents, employees or invitees unless proximately caused by the gross negligence of Landlord.  Landlord shall not be liable to Tenant for any damage by or from any act or negligence of any co-tenant or other occupant of the Project or by any owner or occupant of adjoining or contiguous property.  Tenant agrees to pay for all damage to the Project as well as all damage to tenants or occupants thereof caused by misuse or neglect of said Premises, its apparatus or appurtenances or the Common Areas, the Building or the Project, by Tenant or Tenant’s employees, agents and invitees.  The provisions of this Paragraph 13.1 shall survive the termination of this Lease.

(b)                                 Except to the extent that Landlord’s liability is limited pursuant to other provisions of this Lease, Landlord will indemnify, defend, and save Tenant harmless of and from, all fines, suits, damages, claims, demands, actual losses, and actions (including attorneys’ fees) for any injury to person or damage to or loss of property on or about the Premises, the Building and the Project caused by the gross negligence or willful misconduct by Landlord or its employees, except:  (i) when such loss results from a default by Tenant under this Lease or the willful misconduct or negligent act or omission of Tenant, and/or any of Tenant’s agents, contractors, servants, employees, licensees, visitors, concessionaires, partners, corporations, associations, subsidiaries, successors and assigns, customers, invitees, and/or any persons working on behalf and/or at the request of and/or in contract or privity with any of such persons; (ii) to the extent of any insurance proceeds received by Tenant or payable under applicable insurance; or (iii) damages that would be considered to be incidental, consequential or punitive in nature.  Landlord shall have the right to select and direct the attorneys handling any proceedings related to this Paragraph13.1.

13.2                        Release.

Tenant for themselves and their respective heirs, legal representatives, successors and assigns, do hereby fully and forever release, remise, acquit and discharge the Landlord and all its property management agent(s), and their respective partners, managers, members, officers, directors, employees, agents, attorneys, affiliates, subsidiaries, parents, heirs, legal representatives, successors and assigns, and each of them, of and from any and all claims, demands, debts, obligations, liabilities, bonds, notes, guaranties, controversies, agreements, actions, causes of action, suits, damages (including direct, special, consequential, remote, foreseeable, unforeseeable, and punitive damages), legal fees and other responsibilities of any nature or kind whatsoever, at law, in equity, or otherwise, liquidated or unliquidated, known or unknown, sounding in tort, in contract, or under any other legal theory, or arising under statute or under any other law or regulation, and whether contingent or matured (specifically including, without limitation, damage and liabilities allegedly arising as a result of the released parties’ own negligence, gross negligence, willful misconduct, misfeasance, malfeasance or fault of any nature or kind) which the releasing parties, or any of them, now have or has or could have against or involving the released parties, or any of them, heretofore having arisen, or arising hereafter, out of or in any way in connection with any act or omission or alleged act or omission of any of the released parties in connection with the Lease, the termination of the Lease, publication of any information relating to any dispute with Tenant (if any), threats of legal action to obtain possession of the Premises or otherwise, and the negotiation and execution of this Lease.  The provisions of this Paragraph 13.2(a) shall survive the termination of this Lease.

14.                              TENANT’S INSURANCE:  At all times during the Term of this Lease, Tenant shall, at its sole expense, procure and maintain the following types of insurance coverage:

14.1                        Commercial General Liability:  Commercial General Liability insurance, including Bodily Injury and Property Damage Liability, Products and Completed Operations, Personal and Advertising Injury Liability, and Fire Damage Liability against any and all damages and liability, including attorneys’ fees and expenses, on account of or arising out of injuries to or the death of any person or damage to property, however occasioned, in, on or about the Premises in amounts not less than $1,000,000 per occurrence, $2,000,000 annual aggregate, and $100,000 Fire Damage Liability;

14.2                        Personal Property:  Insurance on all risks basis covering 100% of the Replacement Cost value of property at the Premises including, without limitation, leasehold improvements, trade fixtures, merchandise, furnishings, equipment, goods and inventory;

14.3                        Boiler & Machinery:  Not applicable;

14.4                        Business Income:  a) Business Interruption insurance for a period of not less than 12 months from the date of fire or casualty; b) Loss of Rents insurance to cover rental loss of Landlord for a period of not less than 12 months from the date of fire or casualty, naming Landlord as Loss Payee;

14.5                        Employer’s Liability/Workers’ Compensation:  If and to the extent required by applicable law, Employer’s Liability insurance with limits not less than $500,000, and Workers’ Compensation insurance providing statutory state benefits for all persons employed by Tenant in connection with the Premises;

14.6                        Other Insurance:  Intentionally Deleted.

14.7                        Form of Insurance/Companies:  All insurance provided for in Section 14 hereof shall be in a form satisfactory to Landlord and carried with insurance companies reasonably acceptable to Landlord that are licensed or authorized to do business in the State in which the Project is located, are in good standing with the Department of Insurance in the State in which the Project is located and have a current rating issued by A.M. Best Company of not less than A-:VII, and/or whose claim paying ability is rated no lower than A by Standard & Poor’s Ratings Service and A2 by Moody’s Investors Service.  Insurance coverage shall be written as primary policy coverage and not contributing with or excess of any coverage, which Landlord may carry, and Lennar Partners, LLC, Landlord, and Landlord’s managing agent shall be named as Additional Insureds with respect to Commercial General Liability and Automobile Liability, including any Umbrella or Excess policies.  Tenant shall furnish Landlord at the inception of this Lease (i) a Certificate of Insurance evidencing that all such insurance is in effect and that Landlord will be given at least 30 days prior written notice of cancellation or non-renewal, and (ii) proof that premiums have been paid by Tenant.  Not later than 15 days prior to the expiration of any insurance policy, evidence of renewals or replacements of such policy shall be delivered to Landlord, together with proof of payment of the associated premiums.  In the event Tenant shall fail to procure any contract of insurance required under the terms hereof or any renewal of or replacement for any contract of insurance that is expiring or has been canceled, Landlord may, but shall not be obligated to, procure such insurance on behalf of Tenant and the cost thereof shall be payable to Landlord as additional Rent within 10 days following written demand therefore.

15.                               LANDLORD’S INSURANCE:

15.1                        All Risk.  Landlord (or its principals naming Landlord as an additional insured) shall, as part of the Operating Expenses and Shared Facilities Operating Expenses, maintain fire and extended coverage insurance on the Project and the Premises (which may include vandalism and malicious mischief coverage) and such endorsements as Landlord may require or is otherwise reasonably consistent with other similarly situated buildings) in an amount not less than the full replacement value thereof (which may be exclusive of foundations), or in such amounts as any mortgagee of Landlord shall require, with such deductibles as shall be determined by Landlord from time to time.  Landlord (or its principals naming Landlord as an additional insured) reserves the right to self-insure the Project so long as a financial institution such as an insurance company, bank, savings and loan association, or pension fund having a net worth of at least $100 million owns an interest in the Project of 50% or more.  Landlord (or its principals naming Landlord as an additional insured) also reserves the right to provide the insurance required hereunder as part of a blanket policy.  All insurance obtained by Landlord in connection with the Project shall be passed through to the tenants of the Project, including Tenant, as part of the Operating Expenses and Shared Facilities Operating Expenses, and payments for losses thereunder shall be made solely to Landlord or Mortgagee as their interests shall appear.  In the event of self-insurance, the premium cost equivalency of such policy or policies shall be a part of the Operating Expenses.  In the event of blanket insurance, Landlord shall reasonably allocate the portion of the blanket premium to the Operating Expenses and Shared Facilities Operating Expenses for the Project and the Shared Facilities, as the case may be.

15.2                        Liability.  Landlord shall, as part of the Operating Expenses and Shared Facilities Operating Expenses, maintain a policy or policies of commercial general liability insurance with respect to the Common Areas and the activities thereon in such amounts as Landlord or any mortgagee of Landlord may require.  In the event of self-insurance (as referenced in Paragraph 15.1 above), the premium cost equivalency of such policy or policies shall be part of the Operating Expenses and Shared Facilities Operating Expenses.

15.3                        Other.  Landlord shall purchase as part of the Operating Expenses and Shared Facilities Operating Expenses, worker’s compensation, and employer’s liability, and rent loss insurance.  Landlord may purchase insurance for windstorm, flood, plate glass, sign, automobile, sinkhole, business income, liquor liability, terrorism, earthquake and such other insurance which Landlord or any mortgagee of Lender may require in their sole discretion and with such deductibles as Landlord may desire.  The costs of all such insurance shall be part of the Operating Expenses and Shared Facilities Operating Expenses.  Landlord may hereafter raise or lower such coverage in such amounts as may from time to time be prudent to Landlord within its sole discretion or as Landlord’s mortgagee may require.

16.                               SUBROGATION:  Landlord and Tenant shall each obtain from their respective insurers under all policies of property insurance maintained by either of them at any time during the Term hereof insuring or covering the Premises or Project, as applicable, a waiver of all rights of subrogation only to the extent of the coverage which the insurer of one party might otherwise have, if at all, against the other party.

17.                               UTILITIES AND SERVICES:

17.1                        Standards.  Landlord shall operate and maintain the building in a manner consistent with Class A office space in the East-West Corridor of DuPage County and shall use all reasonable efforts to furnish (as part of Operating Expenses and Shared Facilities Operating Expenses) heating, ventilation, air conditioning, janitorial service, cold and hot water for reasonable and normal drinking and lavatory use, replacement light bulbs and/or fluorescent tubes and ballasts for standard overhead fixtures, exterior window washing (not less than 2 times per year), standard trash removal, sewer and waste water services, and janitorial services 5 days per week, snow removal, and provide 24 hour access to Building and Premises to Tenant and its employees.  Said services and utilities shall be provided during Building Hours.  Landlord agrees to provide conference/training room and workout/exercise facility and to maintain same during the term of the Lease.  Utilities and services required at other times shall be subject to a charge of $30.00 per hour or fraction thereof per half floor as such sum may be reasonably increased by Landlord from time to time upon written notice to Tenant.  Tenant shall pay for electricity separately metered for use in the Premises

17.2                        Temporary Interruption.  Landlord reserves the right, without any liability to Tenant and without affecting Tenant’s covenants and obligations hereunder, to stop or interrupt or reduce any of the services listed in this Paragraph 17 or to stop or interrupt or reduce any other services, required of Landlord under this Lease, whenever and for so long as may be necessary, by reason of (i) accidents, emergencies, strikes or the occurrence of any of the other events of force majeure, (ii) the making of repairs or changes which Landlord is required by law or is permitted by this Lease to make or in good faith deems necessary, (iii) difficulty or excessive expense in securing proper supplies of fuel, steam, water, electricity, or (iv) any other cause beyond Landlord’s reasonable control, whether similar or dissimilar to the foregoing.  Landlord does not warrant that the services provided for in this Lease will be free from interruption or stoppage resulting from the above causes, and specifically no reduction, interruption or stoppage of any such services for any reason, shall ever be construed as an eviction of Tenant nor shall the same cause any abatement of the Rent payable hereunder or in any manner or for any purpose relieve Tenant from any of Tenant’s obligations hereunder, and in any event, Landlord shall not be liable for any loss, cost or damage, direct or consequential, of any nature arising in connection with interruption or stoppage of any of such services or for any damage to persons or property resulting therefrom; provided, however, Landlord agrees to use reasonable diligence to resume the service or to cause the same to be resumed.  Furthermore, Landlord shall not be liable under any circumstances for a loss of, or injury to, property or for injury to, or interference with, Tenant’s business, including, without limitation, loss of profits, however occurring, through or in connection with or incidental to a failure to furnish any of the services or utilities as set forth in this Paragraph 17, provided however, notwithstanding the foregoing, in the event of any interruption in or failure to furnish any service required to be furnished by Landlord hereunder, which failure results in the Premises being rendered un-tenantable, except as provided in

Section 39 hereof, if such untenantability continues for more than 48 consecutive hours, all rent shall abate until tenantability is restored.

17.3                        Security.  Landlord shall have no obligation to provide any security whatsoever for the Building, the Premises, the Project and/or Tenant’s business therein.  Tenant does hereby acknowledge and agree that it shall provide and be solely responsible for its own security, at Tenant’s sole cost and expense, as may be required for the operation of Tenant’s business within the Premises and Landlord shall have no liability to any Tenant and its employees, agents or invitees for losses due to theft or burglary, or for damages done by unauthorized persons in the Premises, the Building, any parking facility, or the Project or for any injury, trauma or other harm to any person, and neither shall Landlord be required to insure against any such losses.  Tenant shall be responsible for all repairs and replacements of damage and/or destruction of the Premises necessitated by burglary or attempted burglary, or any other illegal or forcible entry into the Premises.  Notwithstanding the foregoing, Tenant acknowledges and agrees Landlord may, but will not be required to, adopt and provide security services for the Project from time to time.  Tenant shall cooperate fully in any efforts of Landlord to maintain security in the Project and shall follow all rules and regulations promulgated by Landlord with respect thereto.  However, any security services that are voluntarily undertaken by Landlord may be changed or discontinued from time to time in Landlord’s sole and absolute discretion, without liability to any Tenant and its employees, agents or invitees.  Tenant or any of its employees, agents or invitees waive any claims it may have against Landlord arising out of any security services provided by Landlord, or the inadequacy or absence thereof, specifically including Landlord’s negligence with respect to the providing or failure to provide such services.

18.                               CONDEMNATION:  If the whole or substantially the whole of the Building or Premises should be taken for any public or quasi-public use, by right of eminent domain or otherwise or should be sold in lieu of condemnation, then this Lease shall terminate as of the date when physical possession of the Building and/or Premises is taken by the condemning authority.  If less than the whole or substantially the whole of the Building, Premises or Project is thus taken or sold, Landlord (whether or not the Premises are affected thereby) may, at its option, terminate this Lease by giving written notice thereof to Tenant; in which event this Lease shall terminate as of the date when physical possession of such portion of the Building, the Premises or the Project is taken by condemning authority.  If this Lease is terminated upon any such taking or sale, and if the Premises are affected, the Base Rent payable hereunder shall be diminished by an equitable amount, and Landlord shall, to the extent Landlord deems feasible, restore the Building and, if affected, the Premises to substantially their former condition, but such work shall not exceed the scope of the work done by Landlord in originally constructing the Building and installing the any Work, if constructed by Landlord pursuant to Schedule 3 in the Premises, nor shall Landlord in any event be required to spend for such work an amount in excess of the amount received by Landlord as compensation for such taking.  All amounts awarded upon a taking of any part or all of the Project, Building, or Premises shall belong to Landlord, provided that Tenant shall not be entitled to and expressly waives all claim to any such compensation.  All sums which may be payable on account of any condemnation shall belong solely to the Landlord, and Tenant shall not be entitled to any part thereof, provided however, that Tenant shall be entitled to retain any amount awarded to it for its trade fixtures or moving expenses.  Tenant shall have an option to terminate the Lease if a partial taking renders the Premises unable for Tenant to conduct its normal business operations.  In seeking its own award for moving costs, etc.  this should include the right to seek any voice and data wiring costs and any other capital invested by Tenant in the initial Premises.

19.                               TRADE FIXTURES:  Except as provided in Section 11.4, any and all improvements made to the Premises during the Term hereof shall, unless Landlord requests their removal, belong to the Landlord without compensation, allowance or credit to Tenant, except movable trade fixtures of the Tenant which can be removed without defacing the Premises or any portion of the Building or Project.  Tenant shall be directly responsible for taxes upon, measured by or reasonably attributable to the cost or value of Tenant’s equipment, furniture, fixtures and other personal property located in the Premises or by the cost or value of any leasehold improvements made in or to the Premises by or for Tenant other than the initial improvements to be installed at Landlord’s expense regardless of whether title to such improvements is in Tenant or Landlord.

20.                               DESTRUCTION OF PREMISES:

20.1                        Termination or Repair.  If the Premises or any part thereof shall be damaged by fire or other casualty, Tenant shall give prompt written notice thereof to Landlord if Landlord does not otherwise have actual knowledge thereof.  In case the Building or the Project shall be so damaged that substantial alteration or reconstruction of the Building or the Project shall, in Landlord’s sole opinion, be required (whether or not the Premises shall have been damaged by such casualty), or in the event any mortgagee of Landlord’s interest in the Building or the Project should require that the insurance proceeds payable as a result of a casualty be applied to the payment of the mortgage debt, or in the event of any material uninsured loss to the Building or the Project, Landlord may, at its option, terminate this Lease by notifying Tenant in writing of such termination within 45 days after the date of such casualty.  If Landlord does not elect to terminate this Lease, Landlord shall commence and proceed with reasonable diligence to restore the Building and any Work constructed by Landlord pursuant to Schedule 3 (as described in the Construction Rider).  Notwithstanding anything to the contrary contained in this Paragraph, Landlord shall not have any obligation whatsoever to repair, reconstruct, or restore the Premises when the damage resulting from any casualty contained under this Paragraph occurs during the last 12 months of the Lease Term.  If Landlord re-builds the Premises, occupancy by the Tenant must be obtained within 270 days of the event causing the casualty loss.

20.2                        Abatement of Rent.  Landlord shall not be liable for any inconvenience or annoyance to Tenant or injury to the business of Tenant resulting in any way from such casualty damage or the repair thereof; except that, subject to the provisions of the next sentence, Landlord shall allow Tenant a fair diminution of Rent during the time and to the extent the Premises are unfit for occupancy prorate rent only to the extent Tenant can conduct its normal business operations in the diminished premises.  If the Premises or any other portion of the Building or Project be damaged by fire or other casualty resulting from the fault or negligence of Tenant or any of Tenant’s agents, contractors, employees, or invitees, the Rent hereunder shall not be diminished during the repair of such damage, and Tenant shall be liable to Landlord for the cost of the repair and restoration of the Building or Project caused thereby to the extent such cost and expense is not covered by insurance proceeds.

20.3                        Last Year of Term.  If any material damage or destruction occurs to the Premises (or the Building materially impairing use of the Premises) during the last year of the Term, Tenant may terminate the Lease upon written notice to Landlord within 30 days after the occurrence of the damage or destruction.

21.                               HAZARDOUS SUBSTANCES:

21.1                        Tenant’s Responsibilities:  At its own expense, Tenant will procure, maintain in effect and comply with all conditions of any and all permits, licenses and other governmental and regulatory approvals required for Tenant’s use of the Premises.  Tenant will not cause or permit any Hazardous Substance to be brought upon, kept or used in or about the Project by Tenant, its agents, employees, contractors or invitees without the prior written consent of Landlord except for the routine office cleaning supplies that may be deemed Hazardous Substances provided such Hazardous Substances are stored, used and removed in compliance with all Legal Requirements and Environmental Laws.  Tenant will cause any and all Hazardous Substances brought upon the Premises by Tenant to be removed from the Premises and transported solely by duly licensed haulers to duly licensed facilities for final disposal of such materials and wastes.  Tenant will, in all respects, handle, treat, deal with and manage any and all Hazardous Substances in, on, under or about the Premises in total conformity with all applicable Environmental Laws and prudent industry practices regarding management of such Hazardous Substances.  Upon expiration or earlier termination of the Term of the Lease, Tenant will cause all Hazardous Substances placed on, under or about the Premises by Tenant or at Tenant’s direction to be removed and transported for use, storage or disposal in accordance and compliance with all applicable Environmental Laws.  Tenant will not take any remedial action in response to the presence of any Hazardous Substances in or about the Premises or the Project, nor enter into any settlement agreement, consent decree or other compromise in respect to any claims relating to any Hazardous Substances in any way connected with the Premises without first notifying Landlord of Tenant’s intention to do so and affording Landlord ample opportunity to appear, intervene or otherwise appropriately assert and protect Landlord’s interests with respect thereto.

21.2                        Indemnification:  If the Premises or the Project become contaminated in any manner for which Tenant is legally liable or otherwise become affected by any release or discharge of a Hazardous Substance, Tenant shall immediately notify Landlord of the release or discharge of the Hazardous Substance, and Tenant shall indemnify, defend and hold harmless Landlord from and against any and all claims, damages, fines, judgments, penalties, costs, liabilities or losses (including, without limitation, a decrease in value of the Project or the Premises, damages caused by loss or restriction of rentable or usable space, or any damages caused by adverse impact on marketing of the space, and any and all sums paid for settlement of claims, attorneys’ fees and expenses, consultant fees and expert fees) arising during or after the Term of this Lease and arising as a result of such contamination, release or discharge.  This indemnification includes, without limitation, any and all costs incurred because of any investigation of the site or any cleanup, removal or restoration mandated by federal, state or local agency or political subdivision.  This provision of this Subparagraph 21.2 shall survive termination of this Lease

22.                               EVENTS OF DEFAULT:  If one or more of the following events (“Event of Default”) occurs, such occurrence constitutes a breach of this Lease by Tenant:

22.1                        Abandonment/Vacation:  Tenant abandons the Premises and ceases to pay its rent; (provided however if Tenant abandons the Premises but continues to pay its rent Landlord shall have the option to elect to terminate the Lease and release Tenant from all future obligations hereunder) or

22.2                        Rent:  Tenant fails to pay any monthly Base Rent or Operating Expenses Rent, if applicable, as and when the same becomes due and payable, and such failure continues for more than 5 days following written notice indicating such was due; or

22.3                        Other Sums:  Tenant fails to pay any other sum or charge payable by Tenant hereunder as and when the same becomes due and payable, and such failure continues for more than 30 days after Landlord gives written notice thereof to Tenant; or

22.4                        Other Provisions:  Tenant fails to perform or observe any other agreement, covenant, condition or provision of this Lease to be performed or observed by Tenant as and when performance or observance is due (or immediately if the failure involves a hazardous condition), and such failure continues for more than 30 days after Landlord gives written notice thereof to Tenant, or if the default does not involve a hazardous condition and cannot be reasonably cured within said 30 day period and Tenant fails promptly to commence with due diligence and dispatch the curing of such default within said 30 day period or, having so commenced, thereafter fails to prosecute or complete with due diligence and dispatch the curing of such default; or

22.5                        Insolvency:  Tenant or Guarantor, if any (a) files or consents by answer or otherwise to the filing against it of a petition for relief or reorganization or arrangement or any other petition in bankruptcy or liquidation or to take advantage of any bankruptcy or insolvency law of any jurisdiction; (b) makes an assignment for the benefit of its creditors; (c) consents to the appointment of a custodian, receiver, trustee or other officer with similar powers of itself or of any substantial part of its property; or (d) takes action for the purpose of any of the foregoing; and in the case of Guarantor a replacement for Guarantor acceptable to Landlord is not provided within 30 days after the filing or occurrence of any matters in Subparagraph (a) - (d) above; or

22.6                        Receiver:  A court or governmental authority of competent jurisdiction, without consent by Tenant or Guarantor, as applicable, enters an order appointing a custodian, receiver, trustee or other officer with similar powers with respect to Tenant or Guarantor, if any, or with respect to any substantial power of its property, or constituting an order for relief or approving a petition for relief or reorganization or any other petition in bankruptcy or insolvency law of any jurisdiction, or ordering the dissolution, winding up or liquidation of Tenant, or if any such petition is filed against Tenant or Guarantor and such receivership or petition is not dismissed within 60 days; or

22.7                        Attachments:  This Lease or any estate of Tenant hereunder is levied upon under any attachment or execution and such attachment or execution is not vacated within 60 days; or

22.8                        Assignment/Sublease:  Tenant assigns this Lease or subleases all or any portion of the Premises to an entity other than a permitted transfer without Landlord’s prior written consent.

23.                               REMEDIES UPON DEFAULT:

23.1                        Termination:  In the event of any uncured breach of this Lease by Tenant, Landlord may terminate the Lease and repossess the Premises pursuant to the laws of the State in which the Project is located and recover from Tenant as damages:

(a)                                 Acceleration of Rent.  By notice to Tenant, Landlord shall have the right to accelerate all Rent and all expense due hereunder and otherwise payable in installments over the remainder of the Term; and the amount of accelerated rent to the termination date, without further notice or demand for payment, shall be due and payable by Tenant within five (5) days after Landlord has so notified Tenant, such amount collected from Tenant shall be discounted to present value using an interest rate of six percent (6%) per annum;

(b)                                 Accelerated Rent Component.  For purposes hereof, the Accelerated Rent Component shall mean the aggregate of:

(i)             all rent and other charges, payments, costs and expenses due from Tenant to Landlord and in arrears at the time of the election of Landlord to recover the Accelerated Rent Component;

(ii)          the minimum annual rent reserved for the then entire unexpired balance of the term of this Lease (taken without regard to any early termination of the term by virtue of any default), plus all other charges, payments, costs and expenses herein agreed to be paid by Tenant up to the end of said term which shall be capable of precise determination at the time of Landlord’s election to recover the Accelerated Rent Component, discounted to present value at two percent (2%) below the then existing prime rate announced by the Wall Street Journal, or its successor publication (the “Announced Prime Rate”).

23.2                        Landlord’s Options:  Landlord may, in the alternative, (i) continue this Lease in effect, as long as Landlord does not terminate Tenant’s right to possession, and

Landlord may enforce all its rights and remedies under the Lease, including the right to recover the Rent as it becomes due under the Lease; or (ii) terminate Tenant’s right of possession (but not this Lease) and repossess the Premises pursuant to the laws of the State in which the Project is located in which event Landlord may, but shall be under no obligation to do so (except to the extent required by the laws of the State in which the Project is located), relet the Premises for the account of Tenant for such Rent and upon such Terms as shall be satisfactory to Landlord.  For purpose of such reletting Landlord is authorized by Tenant to decorate or to make any repairs, changes, alterations or additions in or to the Premises that may be necessary or convenient, at Tenant’s expense.  Tenant shall also be responsible for Rent for the period that the Premises are vacant and all costs of re-letting, including, without limitation, brokerage commissions and attorneys’ fees.  Tenant shall be liable for any deficiency of such rental below the total rental and all other payments herein provided for the unexpired balance of the Term of this Lease.  If said breach of the Lease continues, Landlord may, at any time thereafter, elect to terminate the Lease; or (iii) exercise any and all other rights and remedies available to Landlord at law or in equity.

24.                               SECURITY DEPOSIT:  The Security Deposit set forth in Paragraph 1, if any, shall secure the performance of the Tenant’s obligations hereunder.  Landlord may, but shall not be obligated to, apply all or portions of the Security Deposit on account of Tenant’s obligations hereunder.  In the event that Landlord applies all or a portion of the Security Deposit to Tenant’s obligations hereunder, Tenant shall be obligated, within 30 days of receipt of notice from Landlord, to deposit cash with Landlord in an amount sufficient to restore the Security Deposit to the full amount stated in Paragraph 1 above.  Failure to deposit such cash shall be a default under the Terms of this Lease.  Provided Tenant is not in default, any balance remaining upon termination shall be returned to Tenant.  Tenant shall not have the right to apply the Security Deposit in payment of the last month’s Rent.  No interest shall be paid by Landlord on the Security Deposit.  In the event of a sale of the Project, Landlord shall have the right to transfer the Security Deposit to the purchaser, upon such transfer Landlord shall have no further liability with respect thereto, and Tenant agrees to look solely to such purchaser for the return of the Security Deposit.  Landlord shall not be required to keep the Security Deposit in a segregated account, and the Security Deposit may be commingled with other funds of Landlord.  The Landlord agrees that the Tenant may in lieu of a cash Security Deposit may post a letter of credit provided by a financial institution reasonably acceptable to the Landlord.

25.                               Intentionally Omitted.

26.                               LIMITATION ON LANDLORD’S PERSONAL LIABILITY:  Tenant specifically agrees to look solely to Landlord’s interest in the Project for the recovery of any judgment from Landlord, it being agreed that Landlord (and any officers, shareholders, partners, members, managers, directors, employees, affiliates, subsidiaries or parents of Landlord) shall never be personally liable for any such judgment.  Landlord shall have the right to transfer and assign, in whole or in part, all its rights and obligations hereunder and in the Project, Building and/or Premises referred to herein, and in such event and upon such transfer, Landlord shall be released from any further obligations hereunder, and Tenant agrees to look solely to such successor in interest of Landlord for the performance of such obligations.  The limitations contained in this Paragraph shall not be applicable to any obligations owed by the Landlord to the Tenant and said obligations shall be transferred to the Landlord’s successor together with the obligation to pay same.

27.                               ATTORNEYS’ FEES:  In the event there is any legal action or proceeding between Landlord and Tenant to enforce any provision of this Lease or to protect or establish any right or remedy of either Landlord or Tenant hereunder, the unsuccessful party to such action or proceeding will pay to the prevailing party all costs and expenses, including reasonable attorneys’ fees (including allocated costs of Landlord’s in-house attorney), incurred by such prevailing party in such action or proceeding and in any appearance in connection therewith, and if such prevailing party recovers a judgment in any such action, proceeding or appeal, such costs, expenses and attorneys’ fees will be determined by the court handling the proceeding and will be included in and as a part of such judgment.

28.                               WAIVER:  No failure of Landlord to enforce any Term hereof shall be deemed to be a waiver.  The failure of Landlord to insist at any time upon the strict performance of any covenant or agreement contained herein or to exercise any option, right, power, or remedy contained in this Lease shall not be construed as a waiver or a relinquishment thereof for the future.  No payment by Tenant or receipt by Landlord of a lesser amount than the applicable Rent payment due under this Lease shall be deemed to be other than on account of the earliest Rent due hereunder, nor shall any endorsement or statement on any check or any letter accompanying any check or payment as Rent be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord’s right to recover the balance of such Rent or pursue any other remedy in this Lease provided.

29.                               SEVERABILITY:  If any clause or provision of this Lease is illegal, invalid or unenforceable under present or future laws effective during the Term hereof, then it is the intention of the parties hereto that the remainder of this Lease shall not be affected thereby, and it is also the intention of both parties that in lieu of each clause or provision that is illegal, invalid or unenforceable, there shall be added as a part of this Lease, a clause or provision as similar in terms to such illegal, invalid or unenforceable clause or provision as may be possible and be legal, valid and enforceable.

30.                               NOTICES:  All notices or other communications required or permitted hereunder must be in writing, and be (i) personally delivered (including by means of professional messenger service), (ii) sent by overnight courier, with request for next Business Day delivery, or (iii) sent by registered or certified U.S. mail, postage prepaid, return receipt requested, to the addresses set forth in Paragraph 1.  All notices sent by U.S. mail will be deemed received 3 days after the date of mailing.

31.                               HOLDING OVER:  Any holding over after the expiration or termination of this Lease shall be construed as a month-to-month tenancy provided however that Tenant may elect to holdover for up to 90 days after lease expiration on the same terms and conditions hereunder except that Base Rent shall be equal to 150% of that in effect for the preceding month in which the expiration or termination occurred until Tenant vacates the Premises.

32.                               TIME:  Time is of the essence with respect to the obligations of any party under this Lease.

33.                               HEIRS, ASSIGNS, SUCCESSORS:  This Lease is binding upon and inures to the benefit of the assigns and successors in interest of Landlord and is binding upon and inures to the benefit of Tenant and Tenant’s heirs and successors and, to the extent assignment may be approved by Landlord hereunder, Tenant’s assigns.

34.                               SUBORDINATION:

(a)                                 This Lease is and shall always be subject and subordinate to the lien of any mortgages which are now or shall at any future time be placed upon the Project, the Premises or Landlord’s rights hereunder, and to any renewals, extensions, modifications or consolidations of any such mortgage.  This clause shall be self-operative and no further instrument of subordination need be required by any mortgagee.  In confirmation of such subordination, however, Tenant, at Landlord’s request, shall execute promptly any appropriate certificate or instrument that Landlord may reasonably request, provided however that so long as Tenant is not in default hereunder, its right to quiet enjoyment shall not be disturbed.

(b)                                 Landlord hereby represents that as of the date of execution hereof, there are no ground lessors, mortgage holders, or lien holders with respect to the Project.

(c)                                  Subject to subparagraph (d) below, if any first mortgagee shall hereunder succeed to the rights of Landlord under this Lease, whether through possession or foreclosure action or delivery of a new lease, Tenant shall, at the option of such mortgagee, attorn to and recognize such successor as Tenant’s Landlord under this Lease and shall promptly execute and deliver any instrument not in conflict with the SNDA described in subparagraph (d) below that may be reasonably necessary to evidence such attornment.  Upon such attornment, this Lease shall continue in full force and effect as a direct lease between such successor Landlord and Tenant, subject to all of the terms, covenants and conditions of this Lease.

(d)                                 As a condition of (i) the subordination of this Lease to the interest of the holder of any ground lease encumbering the Premises or the interest of any mortgagee and to any modifications, renewals, consolidations or extensions of any mortgage, and (ii) the attornment described in subparagraph (c) above, Landlord shall use commercially reasonable efforts to obtain from the holders of any such ground lease or mortgage, it then current form of a Subordination, Non-Disturbance and Attornment Agreement (“SNDA”), which SNDA shall provide, inter alia, that such holder or mortgagee will at all times and under all conditions recognize, permit and continue the tenancy of Tenant pursuant to all the terms, provisions and agreements of this Lease and will not disturb Tenant’s use and enjoyment of the Property in accordance with the terms of this Lease so long as Tenant is not in default hereunder.  Tenant shall reimburse Landlord for any out of pocket costs incurred by Landlord in connection with obtaining the SNDA (i.e., Mortgagee’s attorneys’ fees and costs).

(e)

35.                               ESTOPPEL CERTIFICATE:  Tenant shall at any time upon not less than ten (10) days prior written notice from Landlord execute, acknowledge and deliver to Landlord a statement in writing: (i) certifying that this Lease is unmodified and in full force and effect (or, if modified, stating the nature of such modification and certifying that this Lease, as so modified, is in full force and effect), the amount of any security deposit, and the date to which the Rent and other charges are paid in advance, if any; and (ii) acknowledging that there are not, to Tenant’s knowledge, any uncured defaults on the part of Landlord hereunder, or specifying such defaults if any are claimed.  Any such statement may be conclusively relied upon by a prospective purchaser or encumbrancer to the Premises.

At Landlord’s option, Tenant’s failure to deliver such statement within such time shall be a material breach of the Lease or shall be conclusive upon the Tenant:  (i) that this Lease is in full force and effect, without modification, except as may be represented by Landlord; (ii) that there are no uncured defaults in Landlord’s performance; and (iii) that not more than one month’s Rent has been paid in advance or such failure may be considered by Lessor as a default by Tenant under this Lease.

36.                               FINANCIAL STATEMENTS:  Tenant shall furnish Landlord, within ten business days after Landlord’s request therefor, its most recent financial statement of Tenant and any guarantors of this Lease.  Unless:  (i) Landlord has reason to believe there has been a material reduction in the financial worth of any of such parties; or (ii) requested by any current or proposed lender, investor or purchaser of Landlord or the Building, such financial statement(s) shall not be required to be furnished more than twice each calendar year.  If Tenant is a publicly traded company and Tenant’s financial information is publicly available, this provision shall be deemed complied with by Tenant.

37.                               REPRESENTATIONS; AUTHORITY:

37.1                        Tenant.  Tenant represents and warrants that: (i) there are no proceedings pending or, to the knowledge of Tenant, threatened before any court or administrative agency that would materially adversely affect the ability of Tenant to enter into this Lease or the validity or enforceability of this Lease; (ii) there is no provision of any existing mortgage, indenture, contract or agreement binding on Tenant which would conflict with or in any way prevent the execution, delivery or performance of the Terms of this Lease; (iii) if Tenant is a corporation, limited liability company, partnership or other legal entity, the person executing this Lease on behalf of Tenant represent and warrant that this Lease has been authorized and approved by the appropriate officers, members, managers, partners, beneficiaries, shareholders or other beneficial owner(s) of Tenant as may be required by law; (iv) Tenant is in good standing, qualified to do business in the state in which the Project is located; (v) Tenant has full right, power and lawful authority to execute, deliver and perform its obligations under this Lease, in the manner and upon the Terms contained herein, and to grant the estate herein demised, with no other person needing to join in the execution hereof in order for this Lease to be binding on Tenant; and (vi) the financial information provided by Tenant to Landlord materially and accurately depicts the financial condition of Tenant as of the Effective Date of this Lease.

37.2                        Landlord.  Landlord represents and warrants to Tenant that Landlord has full right, power and lawful authority to execute, deliver and perform its obligations under this Lease, in the manner and upon the Terms contained herein, and to grant the estate herein demised.

38.                               JOINT AND SEVERAL LIABILITY:  In the event that more than one person or entity executes the Lease as Tenant, all such persons and entities shall be jointly and severally liable for all of Tenant’s obligations hereunder.

39.                               FORCE MAJEURE:  Landlord and Tenant shall be excused for the period of any delay in the performance of any obligations hereunder when prevented from doing so by cause or causes beyond Landlord’s absolute control which shall include, without limitation, all labor disputes, civil commotion, civil disorder, riot, civil disturbance, war, war-like operations, invasion, rebellion, hostilities, military or usurped power, sabotage, governmental regulations, orders, moratoriums or controls, fire or other casualty, inability to obtain any material, services or financing or Acts of God.

40.                               RECORDING:  Tenant shall not record this Lease, or any memorandum or short form thereof, without the written consent and joinder of Landlord, which may be unreasonably withheld.

41.                               BROKERS:  Landlord and Tenant each represent and warrant one to the other that except as the Brokers set forth in Paragraph 1, neither of them has employed any broker in connection with the negotiations of the Terms of this Lease or the execution thereof.  Landlord and Tenant hereby agree to indemnify and to hold each other harmless against any loss, expense or liability with respect to any claims for commissions, finder’s fees or brokerage fees arising from or out of any breach of the foregoing representation and warranty.  Landlord shall be responsible for paying any commission due Landlord’s Broker in connection with this transaction pursuant to a separate written agreement between them.  Landlord’s Broker shall be responsible for any payment due to Tenant’s Broker pursuant to a separate written agreement between Landlord’s Broker and Tenant’s Broker.

42.                               ENTIRE AGREEMENT:  The foregoing, together with all Exhibits and Schedules attached hereto, constitutes the entire agreement between the parties and may be modified only by a writing signed by both parties.

43.                               GOVERNING LAW:  This Lease shall be construed in accordance with the laws of the State in which the Project is located.

44.                               EFFECT OF DELIVERY OF THIS LEASE:  LANDLORD HAS DELIVERED A COPY OF THIS LEASE TO TENANT FOR TENANT’S REVIEW ONLY, AND THE DELIVERY HEREOF DOES NOT CONSTITUTE AN OFFER TO TENANT OR OPTION TO LEASE.  THIS LEASE SHALL NOT BE EFFECTIVE UNTIL A FULLY EXECUTED COPY OF THIS LEASE HAS BEEN DELIVERED TO BOTH LANDLORD AND TENANT.

45.                               WAIVER OF THE RIGHT TO TRIAL BY JURY:  LANDLORD AND TENANT HEREBY KNOWINGLY AND INTENTIONALLY WAIVE THE RIGHT TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING THAT LANDLORD OR TENANT MAY HEREINAFTER INSTITUTE AGAINST EACH OTHER WITH RESPECT TO ANY MATTER ARISING OUT OF OR RELATED TO THIS LEASE OR THE LEASED PREMISES WHETHER ARISING IN CONTRACT, TORT OR OTHERWISE.

46.                               BANKRUPTCY:  Landlord and Tenant understand that, notwithstanding certain provisions to the contrary contained herein, a trustee or debtor in possession under the Bankruptcy Code may have certain rights to assume or assign this Lease.  Landlord and Tenant further understand that, in any event, Landlord is entitled under the Bankruptcy Code to adequate assurances of future performance of the provisions of this Lease.  The parties agree that, with respect to any such assumption or assignment, the term “adequate assurance” shall include at least the following:

(a)                                 In order to assure Landlord that the proposed assignees will have the resources with which to pay all Base Rent, Operating Expense Rent or other sum payable by Tenant pursuant to the provisions of this Lease, any proposed assignee must have, as demonstrated to Landlord’s satisfaction, a net worth (as defined in accordance with generally accepted accounting principles consistently applied) of not less than the net worth of Tenant or any guarantor (whichever is greater) on the date this Lease became effective.  It is understood and agreed that the financial condition and resources of Tenant were a material inducement to Landlord in entering into this Lease.

(b)                                 Any proposed assignee must have been engaged in the conduct of business for the 5 years prior to any such proposed assignment, which business does not violate the Permitted Use, and such proposed assignee shall continue to engage in the Permitted Use and will not cause Landlord to be in violation or breach of any provision in any other lease, financing agreement, operating agreement or other agreement relating to the Project.  It is understood and agreed that Landlord’s asset will be substantially impaired if the trustee in bankruptcy or any assignee of this Lease makes any use of the Premises other than the Permitted Use.

(c)                                  Any proposed assignee of this Lease must assume and agree to be personally bound by the provisions of this Lease.

47.                              SURVIVAL:  Anything contained in this Lease to the contrary notwithstanding, the expiration or termination of the Term of the Lease, whether by lapse of time or otherwise, shall not relieve Tenant from Tenant’s obligations accruing prior to the expiration or termination of the Term, all of which shall survive the same, whether or not same is expressly stated in the particular paragraph of this Lease, including, without limitation, Tenant’s obligations with respect to:  (i) the payment of Rent, (ii) any provisions of this Lease with respect to indemnities of Landlord made by Tenant; and (iii) the removal of all property of Tenant required to be removed hereunder and the repair of all damage to the Premises caused by such removal at the expiration or termination of this Lease to the extent required hereunder.

48.                               COUNTERPARTS:  This Lease may be executed in any number of counterparts, which when taken together shall constitute one complete document.

49.                               TELECOM:  Tenant understands and agrees that Landlord expressly reserves the right to grant or deny access (to the Building or any portion thereof, including without limitation, any tenant’s premises) to any telecommunications service provider whatsoever, and that Tenant shall not have the right to demand or require Landlord to grant such access to any such telecommunications service provider.  Further, Tenant expressly understands and agrees that except as otherwise provided herein notwithstanding anything to the contrary contained herein, Tenant shall not have the right to use the risers, raceways, conduits, or mechanical rooms in the Building for telecom purposes without Landlord’s express written consent, which consent Landlord may withhold or condition in its sole discretion.

50.                               CONFIDENTIALITY:  Tenant agrees, on behalf of Tenant and Tenant’s employees, agents, contractors, consultants, partners, affiliates, assignees and subtenants, not to disclose the Terms of this Lease or the results of any audit of Landlord’s books and records under this Lease to any third party except (i) legal counsel to Tenant, (ii) any assignee of Tenant’s interest in this Lease or any subtenant of Tenant relative to the Premises (or any portion thereof), (iii) as required by applicable law or by subpoena or other similar legal process, or (iv) for financial reporting purposes.

51.                               DAYS:  Unless otherwise specifically indicated to the contrary, the word “days” as used in this Lease shall mean and refer to calendar days.

52.                               OFAC REPRESENTATION:  For purposes hereof, “List” shall mean the Specially Designated Nationals and Blocked Persons List maintained by OFAC and/or on any other similar list maintained by OFAC pursuant to any authorizing statute, executive order or regulation, and “OFAC” shall mean the Office of Foreign Assets Control, Department of the Treasury.  Each party represents and warrants to the other that (i) each Person owning a 10% or greater interest in such party is (A) not currently identified on the List, and (B) is not a person with whom a citizen of the United States is prohibited to engage in transactions by any trade embargo, economic sanction, or other prohibition of United States law, regulation, or Executive Order of the President of the United States and (ii) each party has implemented procedures, and will consistently apply those procedures, to ensure the foregoing representations and warranties remain true and correct at all times.  Each party shall comply with all requirements of law relating to money laundering, anti-terrorism, trade embargos and economic sanctions, now or hereafter in effect and shall use reasonable efforts to notify the other in writing if any of the forgoing representations, warranties or covenants are no longer true or have been breached or if such party has a reasonable basis to believe that they may no longer be true or have been breached.  In addition, at the request of a party, the other party shall provide such information as may be requested by the requesting to determine the other party’s compliance with the terms hereof.

53.                               RIGHT OF FIRST REFUSAL:  So long as Tenant is not in default beyond the expiration of applicable notice and cure periods, in the event Landlord has received and intends to accept a bona fide third party offer (“Offer”) to enter into a lease for any vacant space that becomes available on the 4th and/or 5th floors of the Building (“First Refusal Space”), Tenant shall have a right of first refusal to lease the First Refusal Space on the same terms and conditions set forth in the Offer, except that the term thereof shall be co-terminus with that of this Lease.  Tenant shall have ten (10) days from receipt of Landlord’s written notice of the Offer to advise Landlord in writing of Tenant’s exercise of its right of first refusal.  Such notice shall include the terms of the Offer but need not including the name of the third party.  In the event Tenant fails to so exercise said right in the manner and time as heretofore provided, Tenant’s right of first refusal shall thereafter be null and void and of no further force or effect , and Landlord shall have the right to lease the portion of the First Refusal Space which is subject to the Offer to any third party.  In the event of such exercise, Landlord shall prepare an amendment of this Lease reflecting the terms of such exercise within thirty (30) days after Tenant’s written notice exercising said option.  Said right shall be subject and junior to the following rights to lease the First Refusal Space:  American Intercontinental University has an on-going right of first refusal on all space in Corridors I and II and Revenue Cycle Solutions has an on-going right of first refusal on the 5th floor in Corridors I.

54.                              OPTION TO EXTEND:

(a)                                 So long as Tenant is not in default beyond the expiration of applicable notice and cure periods, Tenant shall have an option to renew the terms and conditions of the Lease for one (1) five (5) year period upon the same terms and conditions contained herein except for rental.  Tenant shall provide Landlord notice (“Tenant’s Notice”) in writing not less than nine (9) months prior to the expiration of the term hereof of its intention to exercise said option, in which event the Base Rent for such renewal period shall be equal to the fair market rental then being charged in the West Suburban East West Corridor in comparable buildings for a renewal lease of comparable size and condition of space, taking into consideration all relevant factors, including but not limited to creditworthiness of Tenant, amenities, location, submarkets, duration of term, commissions, operating costs, tenant improvements, and other incentives, if any.  Failure to so elect in the manner and time aforesaid shall render such option null and void and of no further force or effect.  Landlord shall reply to such Tenant’s notice within thirty (30) days from receipt thereof setting forth the rent and other relevant terms (“Renewal Terms”) for the applicable renewal period.  If Landlord fails to reply with Landlord’s determination of the Renewal Terms for the applicable renewal period within such thirty (30) day period, or if Tenant does not agree with Landlord’s determination of the Renewal Terms for the applicable renewal period, Tenant may elect to withdraw its exercise said option, in which event this Lease shall expire on the last day of the Lease Term or the applicable shall expire renewal term.

(b)                                 Provided that Tenant has not withdrawn its exercise of said option, the parties shall have thirty (30) days from the date of Landlord’s response to Tenant’s notice to agree on the proposed Renewal Terms.  In the event the parties are unable to agree upon the Renewal Terms within such thirty (30) day period of Tenant’s exercise, the parties shall then proceed as follows:  within twenty (20) days after the end of said thirty (30) day period, each party shall appoint an MAI appraiser who shall be licensed in the State of Illinois and specializes in evaluation of commercial real estate and office rents in the West Suburban East West Corridor area for property of similar age, size, and location, and has at least ten (10) years experience.  Such two (2) MAI appraisers shall each determine within thirty (30) days after their appointment the amount of the fair market rent based upon the Renewal Terms for renewal transactions to be in effect during the subject extended term.  If the two (2) MAI appraisers chosen by the parties are unable to agree on fair market rent, then the two (2) MAI appraisers shall, within five (5) days after conclusion of such twenty (20) day period, together, appoint a third similarly qualified MAI appraiser.  The third MAI appraiser shall, within ten (10) days after his or her appointment, review the reports prepared by the first two (2) MAI appraisers, conduct such additional analysis as may be appropriate, and make a determination of fair market rent.  The annual Base Rent for the allocable extended period shall be equal to the average of the two (2) determinations which are closest together, and such determination shall be final, binding, and conclusive upon the parties hereto.  The parties shall execute an  amendment to this Lease incorporating such terms.  Each party shall bear the cost of its MAI appraiser and shall equally share the cost of the third MAI appraiser.

55.                               CELLULAR, RADIO, MICROWAVE AND OTHER ELECTRONIC TRANSMISSION:

(a)                                 Tenant may use the roof of the Building for any lawful activity in connection with the provision of mobile communication for Tenant’s exclusive use, including without limitation, the transmission and the reception of radio, microwave, or other electronic communication signals on various frequencies of service.  Landlord agrees to cooperate with Tenant in making applications for and obtaining all licenses, permits and any and all other necessary approvals that may be required for this aspect of Tenant’s intended use, all of which shall be at Tenant’s sole cost and expense.  At all times during the term of the Lease, Tenant will be responsible for obtaining and maintaining any licenses or approvals that may be required from any governmental body of competent jurisdiction for this aspect of its intended use.  Failure to obtain any such required licenses or approvals shall not invalidate any portion of the Lease other than those provision contained within this Section 55.  If requested by Landlord, Tenant shall provide copies of all such licenses or approvals, including copies of any forms used in making application for same.

(b)                                 After approval of Tenant’s specific plans by Landlord , which approval shall not be unreasonably withheld or delayed, Tenant, at its sole cost and expense, shall have the right to erect, maintain and operate radio communications facilities, including radio transmitting and receiving antennas, towers, microwave dishes and supporting structures thereto “the Tenant’s Facilities”).  In connection therewith and after Landlord’s  approval of Tenant’s specific plans and under Landlord’s reasonable direction, Tenant shall have the right to prepare, maintain and alter the roof for Tenant’s business operations and to install transmission lines connecting Tenant’s Facilities to the Building.  Tenant’s installation, construction and ongoing maintenance shall be performed in a workmanlike manner and any damage to the Building, Premises or Project done by Tenant and Tenant’s suppliers and/or subcontractors shall be reported to Landlord and shall be repaired by Tenant at its sole cost and expense.  Any Tenant Facilities installed hereunder shall meet all applicable city, county, state or other applicable ordinances and/or codes and shall not interfere with the reception of television, radio or other electronic signals or the operation of any equipment used on the Property by any other tenant or other occupants, or by owners or tenants of surrounding properties, Corridors II, and/or buildings.  Title to the Tenant Facilities shall be held by Tenant at all times.  Tenant Facilities shall remain Tenant’s personal property and are not fixtures.  Tenant has the right to remove all Tenant Facilities at is sole cost and expense on or before expiration of the term, provided that Tenant shall be responsible for repairing any damage to the Building or the Property resulting from said removal to the reasonable satisfaction of Landlord.

(c)                                  Tenant shall at all times operate Tenant Facilities in a manner that Tenant’s transmission will not cause interference with television, radio or other electronic signals to Landlord, to other tenants of the Building or Property, or to owners, tenants or occupants of surrounding properties, including but not limited to Corridors II, in lawful compliance with all regulations or requirements of Federal Communications Commission or any other governmental agency of competent jurisdiction.  Tenant shall hold Landlord and Landlord’s agents harmless from any and all liabilities arising out of the installation, maintenance or operation of the Tenant Facilities whether such liabilities arise (i) from interference with radio, television and other electronic reception within the Building;  (ii) from interference with the business operations of Landlord’s other tenants; (iii) from interference with the business operation or radio, television or other electronic reception in buildings surrounding or adjoining the Project; (iv) from tower or equipment breakage, collapse or failure; (v) or from any other cause directly or indirectly resulting from Tenant’s use, maintenance, installation and/or operation of the Tenant Facilities.

56.                               OPTION TO TERMINATE:  So long as Tenant is not in default beyond applicable notice and cure periods, Tenant shall have the right to elect to terminate the Lease effective upon November 30, 2020, upon not less than nine (9) months prior written notice.  In the event of such election, Tenant shall pay a termination fee equal to $252,380.71 payable as follows:  50% upon exercise of said option and 50% not less than thirty (30) days prior to the effective date of such termination.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, Landlord and Tenant have executed this Lease as of the day and year first above written.

LANDLORD

LBUBS 2005-05 WARRENVILLE ROAD, LLC, an Illinois Limited Liability Company

By: LNR ILLINOIS PARTNERS, LLC, an Illinois limited liability company, its manager
Witnesses as to Landlord:

/s/ Manuel Rodriguez		By:	/s/ Rodolfo S. Lauredo

Print Name:	Manuel Rodriguez	Name:	Rodolfo S. Lauredo

/s/ Johannah Durow		Title:	Vice President

Print Name:	Johannah Durow

TENANT

AmeriQuest Transportation Services, Inc., a New Jersey corporation, f/k/a Ameriquest Transportation & Logistics Resources Corporation
Witnesses as to Landlord:

/s/ Pamela B. Schmitt		By:	/s/ Joyce

Print Name:	Pamela B. Schmitt	Name:	Joyce

		Title:	CFO

Print Name:

Schedule 1

Legal Description of Property

                           ,
LAND & CONSTRUCTION SURVEYORS
230 MARK STREET, BENSENVILLE, ILLINOIS 60106    (630) 595-2000    Fax (630) 595-4700
PLAT OF SURVEY
OF

THAT PART OF THE SOUTHWEST 1/4 OF SECTION 1, TOWNSHIP 38 NORTH, RANGE 10, EAST OF THE THIRD PRINCIPAL MERIDIAN, DESCRIBED.AS FOLLOWS COMMENCING AT THE NORTHEAST CORNER OF LOT 1 IN ARTHUR T. MCINTOSH AND COMPANY’S WARRENVILLE ROAD ACRES, BEING A SUBDIVISION ACCORDING TO THE PLAT THEREOF RECORDED MAY 28, 1942 AS DOCUMENT 438043; THENCE SOUTH 01 DEGREES 37 MINUTES 40 SECONDS WEST ALONG THE EAST LINE OF SAID LOT 1, 40.56 FEET (RECORDED 41.40 FEET) TO THE SOUTHERLY LINE OF LAND TAKEN FOR WIDENING OF WARRENVILLE ROAD BY CONDEMNATION CASE NO.     ED-83 IN THE CIRCUIT COURT OF DUPAGE COUNTY, ILLINOIS, SAID POINT BEING THE POINT OF BEGINNING; THENCE NORTH 88 DEGREES 65 MINUTES 15 SECONDS EAST ALONG THE SAID SOUTHERLY LINE OF WARRENVILLE ROAD AS WIDENED, 392.74 FEET; THENCE SOUTH 85 DEGREES 09 MINUTES 37 SECONDS EAST ALONG THE SOUTHERLY LINE OF WARRENVILLE ROAD AS PLATTED PER INSTRUMENT RECORDED SEPTEMBER 12, 1940 AS DOCUMENT 414912, A DISTANCE OF 602.14 FEET TO THE NORTHEAST CORNER OF LOT 5 IN WENNLUND’S ASSESSMENT PLAT, ACCORDING TO THE PLAT THEREOF RECORDED JULY 19, 1948 AS DOCUMENT 649698; THENCE SOUTH 01 DEGREES 37 MINUTES 59 SECONDS WEST ALONG THE EAST LINE OF SAID LOT 5 IN WENNLUND’S ASSESSMENT PLAT, _09.59 FEET TO THE SOUTHEAST CORNER OF SAID LOT 5; THENCE NORTH 88 DEGREES 11 MINUTES 35 SECONDS WEST ALONG THE SOUTH LINE OF SAID LOT 5 IN WENNLUND’S ASSESSMENT PLAT, 99.64 FEET TO THE SOUTHWEST CORNER OF SAID LOT 5, BEING A POINT ON THE EAST LINE OF LOT 3 IN BLOCK 2 IN ARTHUR T. MCINTOSH AND COMPANY’S FOURTH OGDEN AVENUE SUBDIVISION, BEING A SUBDIVISION ACCORDING TO THE PLAT THEREOF RECORDED APRIL 9, 1925, AS DOCUMENT 190962; THENCE SOUTH 01 DEGREES 31 MINUTES 07 SECONDS WEST ALONG THE EAST LINE OF SAID LOT 3, A DISTANCE OF 224.09 FEET TO THE SOUTHEAST CORNER OF SAID LOT 3; THENCE. SOUTH 79 DEGREES 15 MINUTES 27 SECONDS WEST ALONG THE SOUTHERLY LINE OF LOTS 3, 4, 5 AND 6 IN BLOCK 2 IN SAID ARTHUR T. MCINTOSH AND COMPANY’S FOURTH OGDEN AVENUE SUBDIVISION 314.51 FEET TO AN INTERSECTION WITH A LINE 10.00 FEET, AS MEASURED AT RIGHT ANGLES, WEST OF AND PARALLEL WITH THE EAST LINE OF LOT 17 IN BLOCK 2 IN SAID ARTHUR T. MCINTOSH AND COMPANY’S FOURTH OGDEN AVENUE SUBDIVISION; THENCE SOUTH 01 DEGREES 06 MINUTES 38 SECONDS WEST ALONG SAID LAST DESCRIBED PARALLEL LINE, 307.71 FEET TO THE NORTHERLY LINE OF OGDEN AVENUE PER ARTHUR T. MCINTOSH AND COMPANY’S FOURTH OGDEN AVENUE SUBDIVISION; THENCE SOUTH 80 DEGREES 23 MINUTES 33 SECONDS WEST ALONG SAID NORTHERLY LINE AND THE EXTENSION THEREOF, BEING A LINE 33.0 .FEET, AS MEASURED AT RIGHT ANGLES, NORTHERLY OF AND PARALLEL WITH THE CENTER LINE OF OGDEN AVENUE, 600.94 FEET; THENCE NORTH 01 DEGREES 33 MINUTES 44 SECONDS EAST, 17.33 FEET TO AN INTERSECTION WITH A LINE 50.00 FEET, AS MEASURED AT RIGHT ANGLES, NORTHERLY OF AND PARALLEL WITH SAID CENTER LINE, 11-IF-NCE SOUTH 80 DEGREES 23 MINUTES 33 SECONDS WEST ALONG SAID PARALLEL LINE, 44.44 FEET TO THE EASTERLY LINE OF .AUTHORITY DRIVE (DEDICATION NOT YET RECORDED) AS MONUMENTED  AND OCCUPIED; THE FOLLOWING SEVEN COURSES ARE ALONG SAID EASTERLY LINE; THENCE NORTH 09 DEGREES 34 MINUTES 28 SECONDS WEST, 15.78 FEET TO A POINT OF CURVATURE IN SAID LINE; THENCE NORTHERLY ALONG A CURVED LINE CONVEX WESTERLY, HAVING A RADIUS OF 261.5_ FEET AND BEING TANGENT TO THE LAST DESCRIBED LINE, AN ARC DISTANCE OF 155.21 FEET TO A POINT OF TANGENCY IN SAID LINE (THE CHORD OF SAID ARC BEARS NORTH 07 DEGREES 25 MINUTES 32 SECONDS EAST); THENCE NORTH 24 DEGREES 25 MINUTES 32 SECONDS EAST ALONG A LINE TANGENT TO THE LAST DESCRIBED CURVED LINE, 164.31 FEET TO A POINT OF CURVATURE IN SAID LINE; THENCE NORTHERLY ALONG A CURVED LINE CONVEX EASTERLY, HAVING A RADIUS OF 560.87 FEET AND BEING TANGENT TO SAID LAST DESCRIBED LINE, AN ARC DISTANCE 360.21 FEET TO A POINT OF TANGENCY IN SAID LINE (THE CHORD OF SAID ARC BEARS NORTH 06 DEGREES 01 MINUTES 37 SECONDS EAST); THENCE NORTH 12 DEGREES 22 MINUTES 18 SECONDS WEST ALONG A LINE TANGENT TO SAID LAST DESCRIBED CURVED LINE, 189.00 FEET TO A POINT OF CURVATURE IN SAID LINE; THENCE NORTHERLY ALONG A CURVED LINE CONVEX WESTERLY, RAVING A RADIUS OF 480.87 FEET AND BEING TANGENT TO SAID LAST DESCRIBED LINE, AN ARC DISTANCE OF 117.50 FEET TO A POINT OF TANGENCY WITH THE EAST LINE OF LOT 1 IN SAID ARTHUR T. MCINTOSH AND COMPANY’S WARRENVILLE ROAD ACRES (THE CHORD OF SAID ARC BEARS NORTH 05 DEGREES 22 MINUTES 18 SECONDS WEST); THENCE NORTH 01 DEGREES 37 MINUTES 40 SECONDS EAST ALONG SAID EAST LINE OF LOT 1, BEING TANGENT TO SAID LAST DESCRIBED CURVED LINE, 60.22 FEET TO THE POINT OF BEGINNING, EXCEPTING FROM THE AFOREDESCRIBED TRACT OF LAND THE SOUTHERLY 7 FEET THEREOF CONVEYED BY WARRANTY DEED RECORDED AS DOCUMENT R99-100695 TO THE STATE OF ILLINOIS, DEPARTMENT OF TRANSPORTATION, FOR WIDENING OF OGDEN AVENUE, IN DUPAGE COUNTY, ILLINOIS.

COMMONLY KNOWN AS

CORRIDORS I & II

2651 - 2655 WARRENVILLE ROAD, DOWNERS GROVE, ILLINOIS

MATTERS OF TITLE AS SHOWN IN CHICAGO TITLE INSURANCE COMPANY

_873 DATED NOVEMBER 6, 1997.
_DING TO LETTERED EXCEPTIONS IN SCHEDULE B OF OWNER’S POLICY

MBER 4, 1968 AND RECORDED DECEMBER 20, 1968 AS DOCUMENT R68-59201,

SCHEDULE 2

FLOOR PLAN OF PREMISES

RECEPTION
PRODUCTION RM
BREAK RM
SERVER/STORAGE RM
SM P.O.
MD P.O.
SM/MD P.O.
LRG. P.O.
CONF. ROOM
PRINTER AREA
6'X8' WS

11 SM PRIVATE OFFICES
2 MED PRIVATE OFFICES
1 LRG OFFICE
31 6'X8' WORKSTATIONS
1 CONFERENCE ROOM
1 BREAK ROOM
1 STORAGE ROOM
2 COAT CLOSETS
1 PRODUCTION ROOM
3 PRINT AREAS
3 FILE AREAS
1 RECEPTION AREA

# AMERIQUEST-NATIONALEASE REV 1 - Space Plan

2651 Warrenville Road, 5th Floor, Downers Grove IL
Date 1-19-2012 Sq. Footage: 9,290 RSF (confirm with landlord)
Scale Not to Scale Issued for Review

WHITNEY

SCHEDULE 3

CONSTRUCTION RIDER

This Rider sets forth the rights and obligations of the parties with respect to the initial tenant improvements (“Tenant Improvements”) prior to the Commencement Date under that certain lease (the “Lease”) by and between LBUBS 2005-05 (the SPE), (“Landlord”), and Ameriquest (“Tenant”) of the Premises from Landlord in the Building located at Corridors 1, 2651 Warrenville Road, Downers Grove, IL.  All construction done subsequent to the initial Tenant Improvements shall be governed by the provisions of the Lease.  The words “Premises”, “Building”, “Term”, and other capitalized or defined terms as used herein shall have the respective meanings assigned to them in the Lease, except as otherwise provided or defined herein.

Landlord and Tenant agree as follows:

1.

SHELL AND CORE WORK

Landlord has constructed the shell and core of the Building as generally described in the Tenant Information Manual, a copy of which has heretofore been delivered to Tenant.

2.

TENANT IMPROVEMENTS

Tenant shall perform all work required to prepare the Premises for occupancy by Tenant (the “Tenant Improvements”).  The Tenant Improvements shall be performed pursuant to the Tenant Information Manual, Plans and Specifications prepared by Tenant and approved by Landlord as hereinafter provided.

3.

TENANT’S PLANS AND SPECIFICATIONS

A.                                    Tenant will cause Tenant’s Architect and the Consulting Engineers (as such terms are hereinafter defined), to prepare architectural and engineering plans and specifications for the Tenant Improvements (the “Plans and Specifications”) and submit the same, as approved by Tenant, to Landlord for Landlord’s approval, which shall not be unreasonably withheld, conditioned, or delayed.  The Plans and Specifications shall include (i) reflected ceiling plans, (ii) dimensioned partition and door location plans, (iii) finish plans, (iv) furniture partition layout plans, (v) telephone and electrical plans noting any special lighting and power load requirements, (vi) HVAC design criteria and all security and communications information, (vii) demolition plans (viii) detail plans, (ix) mechanical, plumbing, electrical and fire protection/life safety plans and (x) structural and engineering drawings and calculations.  The Plans and Specifications shall be suitable in all respects for bidding and construction

B.                                    As used herein, the term “Tenant’s Architect” shall mean                  and the term “Consulting Engineers” shall mean                                as mechanical/electrical/plumbing/fire protection (MEP/FP) engineer.  Tenant understands and agrees that the third party architect and engineering cost for review of plans, incurred by Landlord, if any, shall be paid by Tenant.  If the Tenant Improvements could in Landlord’s reasonable opinion adversely affect Building systems or the Building structure, Landlord may engage other consultants to review the plans and specifications, and the reasonable out-of-pocket cost of such additional consultants shall also be borne by Tenant.

C.                                    Landlord shall advise Tenant within ten (10) days after receipt of the Plans and Specifications of its approval or disapproval thereof, and, if Landlord does not approve any of the Plans and Specifications, of the changes required in the same so that they will meet Landlord’s approval.  If Landlord disapproves any of the Plans and Specifications, Tenant shall deliver, or cause Tenant’s Architect and/or the Consulting Engineers to deliver to Landlord, revised Plans and Specifications, which respond to Landlord’s requests for changes and are suitable for bidding and construction.  If the revised Plans and Specifications do not respond to Landlord’s requests for changes, Tenant shall make further changes as reasonably requested by Landlord until the Plans and Specifications have been approved by Landlord and are suitable for bidding and construction.  This iterative process shall continue until all parties agree upon the Plans and Specifications for the Tenant Improvements.  Landlord shall approve or disapprove in whole or in part all revised Plans and Specifications received from Tenant within five (5) days following receipt thereof from Tenant.  The revised Plans and Specifications, once they have been approved or deemed approved by Landlord, are hereinafter referred to as the “Final Plans and Specifications.”

D.                                    Tenant agrees that Landlord shall not have unreasonably disapproved the Plans and Specifications if they:  (i) would not be consistent with the architectural character of the Building; (ii) will adversely affect the structure of the Building, the heating, air-conditioning and ventilating system or electrical, mechanical, plumbing, life safety or other lines or systems in the Building or the Building circuitry; (iii) will materially increase Landlord’s costs of operating and maintaining the Building, it being understood that Tenant shall pay all increases in the costs of operating or maintaining the Building which result from the Tenant Improvements provided that Landlord has advised Tenant that such proposed work will increase said costs at the time Landlord grants its consent to such, and that Landlord may require removal of any such Tenant Improvements (if Landlord shall have designated such work as being subject to removal pursuant to the Lease) after the expiration or other termination of the Term; (iv) would adversely modify the appearance of the Building as viewed from the exterior of the Premises; or (v) would violate the terms of any applicable zoning or building laws or ordinances or other governmental orders or requirements or land use restrictions of record; provided, however, that the foregoing are merely examples of reasons for which Landlord may withhold its approval and shall not be deemed exclusive of any permitted reasons for reasonably withholding consent, whether similar or dissimilar to the foregoing examples.

E.                                     The permanent Tenant Improvements that cannot be removed from Premises, whether placed there by Tenant or Landlord, shall, unless Landlord otherwise directs, become the property of Landlord and shall remain upon the Premises without compensation, allowance or credit to Tenant.  Tenant may remove all unattached trade fixtures and Tenant’s property, business equipment, and related items so long as the Premises are restored to the condition in which they existed at the Commencement Date and to “broom clean” condition, reasonable wear and tear and damage by condemnation, fire or other casualty excepted.  If upon the direction of Landlord pursuant to the Lease, Tenant is required to remove any of said Tenant Improvements, Tenant shall pay the expense of such removal and restoration of the Premises upon expiration or termination of the Term, provided Tenant may request in writing at the time it submits its Plans and Specifications to Landlord, that Landlord notify Tenant whether on or before it approves such Plans and Specifications as to whether or not it will require removal.

4.

LANDLORD’S CONTRIBUTION

A.                                    Landlord shall provide the Premises in its “as-is” condition.  Landlord shall contribute the sum of $297,280.00, which is Thirty Two ($32.00) Dollars per square foot of rentable area of the Premises (9,290 rsf) to be improved (“Landlord’s Contribution”), toward the hard and soft costs of the Tenant Improvements, which amount, at the option of Tenant, maybe disbursed directly to Tenant, Tenant’s contractors, or jointly to Tenant and Tenant’s contractors.  Landlord’s Contribution shall be payable within 60 days after presentation of invoices and

B.                                    upon Tenant’s request as work progresses provided that Landlord is provided contractors’ affidavits, waivers of lien, and other documentation customarily provided to evidence performance of the work and waiver of claims for lien for work performed to the date of any such payment.

C.                                    Tenant shall contribute an amount equal to the cost of the Tenant Improvements in excess of the Landlord’s Contribution (“Tenant’s Contribution”).

D.                                    For purposes of this Rider, hard costs shall not include any architectural, engineering or other consulting fees, the cost of procurement and/or installation of furniture, furniture and/or demountable partitions, indirect lighting mounted to furniture and/or demountable partitions or significant areas of raised computer flooring including all infrastructure associated with such installations.

E.                                     For purposes of this Rider, the soft costs of the Tenant Improvements shall include, and Landlord’s Contribution may be utilized to pay for; (a) fees and expenses of Tenant’s Architect and the Consulting Engineers, and, if required by the complexity of plans, drawings and specifications for the Tenant Improvements or by a proposal by Tenant which could have a material effect on the Building (including, without limitation, its structure or systems), the fees and expenses of other consultants and professionals engaged by Landlord; (b) the cost of permits; (c) costs of construction escrow with a title company, if any; and (d) any other costs reasonably incurred with respect to the Tenant Improvements.  Fifty percent (50%) of Landlord’s Contribution which the Tenant does not use for the Tenant Improvements may be utilized to offset the cost associated with construction costs, the purchase and installation of furniture and telephone systems, cabling the premise for voice and data, architectural and engineering fees, project management fees, moving costs, and the termination penalty at AmeriQuest’s current facility.  Any of the unused tenant improvement allowance shall be used as additional rent abatement against the first rent dollars owing under the lease.  Tenant shall advise Landlord of the cost of the Tenant Improvements pursuant to the Final Plans and Specifications on the basis of a construction contract or contracts executed by Tenant for the Tenant Improvements.  Landlord shall make payments of Landlord’s Contribution on account of the cost of Tenant Improvements upon compliance with the requirements of this Rider, but not more often than monthly.

F.                                      The cost of the Tenant Improvements shall be paid and disbursed as required by the title insurance company insuring the Building in order to provide title insurance over any and all possible mechanics’ lien claims, or rights thereto, in connection with the Tenant Improvements.  Tenant shall provide, for that work for which Tenant will contract directly, such contractors’ affidavits, sworn statements, undertakings, partial and final waivers of lien, architect’s certificates and any other documentation which may be reasonably requested by such title insurance company for the purpose of insuring over such mechanics’ lien claims or rights thereto.  Tenant is required to submit a written request to Landlord, which must include a Tenant Sworn Statement, when requesting partial or final funding of Landlord contribution.

G.                                    As a condition to the payment by Landlord of any portion of Landlord’s Contribution toward the cost of the Tenant Improvements, Landlord shall receive reasonable assurances from the title insurer as provided in paragraph 4.F., and certifications from the General Contractor and Tenant’s Architect, Tenant, any inspecting architect, that the portion of the Tenant Improvements for which payment is being sought has in fact been completed in accordance with the Final Plans and Specifications.

H.                                   It is understood and agreed that neither Landlord nor its designated agent shall have any responsibility for construction means, methods or techniques or safety precautions in connection with the Tenant Improvements, or for the accuracy or completeness of the Plans and Specifications, or any design error therein, or failure to comply with any laws or codes or any costs attributable to any lack of adequacy of or any design error in the Plans and Specifications.

5.

CONSTRUCTION OF TENANT IMPROVEMENTS

A.                                    Following approval of the Final Plans and Specifications, Tenant shall have the right to solicit bids from qualified and approved General Contractors for the Tenant Work.  The General Contractor for the Tenant Improvements shall be subject to Landlord’s prior written approval, which approval shall not be unreasonably withheld or delayed, provided however, Landlord reserves the right not to approve a General Contractor which is, or is affiliates with, another real estate developer.  Tenant shall also submit to Landlord a list of subcontractors which Tenant or its General Contractor proposes to use and Landlord shall have the right to approve such subcontractors, which approval shall not be unreasonably withheld or delayed.  Without exception, Landlord requires that its contractor Simplex be utilized to make the appropriate connection to the fire alarm panel.  Further, Landlord’s contractor Automatic Building Controls must be utilized to integrate fan powered boxes into the Building Automation System at Tenant’s sole expense. Landlord agrees to use its best efforts to cause such contractors to bill for such services at market rates.  Tenant shall not permit or cause the General Contractor to utilize any subcontractor not so approved by Landlord without first submitting the name of such other subcontractor to Landlord for its reasonable approval as aforesaid.  Landlord shall notify Tenant within five (5) business days following submission of the name of a proposed contractor or subcontractor of the approval or disapproval of such contractor.  All contractors and subcontractors for the Tenant Improvements shall be licensed, of good reputation, have a demonstrated capability to perform quality workmanship, have financial capacity to complete the work, be experienced in performing work of the type contemplated in similar class office buildings, be familiar with high-rise construction to the extent relevant, be capable of working in harmony with other contractors in the Building, have good labor and minority relations, utilize union labor and be bondable (even though bonds shall not be required).  Landlord shall not unreasonably withhold its approval of contractors or subcontractors who meet the foregoing standards; provided, however, that failure to meet the foregoing standards are merely examples of reasons for which Landlord might reasonably withhold approval, whether similar or dissimilar to the foregoing examples.  Tenant shall deliver to Landlord copies of all contracts proposed to be executed by Tenant for the Tenant Improvements, which shall require the General Contractor to comply with the requirements of this Paragraph 5 and the Tenant Information Manual.  The General Contractor shall obtain all required building and other permits and otherwise comply with all laws and governmental rules and regulations with respect to or in any manner applicable to the Tenant Improvements and other construction in the Premises at all times prior to, during and following said work, the cost of which shall be a cost of the Tenant Improvements payable from the Landlord’s Contribution to the extent thereof.

B.                                    Subject to all of the terms and conditions of this Rider, Tenant shall commence the Tenant Improvements promptly upon tender of possession of the Premises to Tenant and approval of the Final Plans and Specifications by Landlord and diligently proceed with the Tenant Improvements.  Possession of the Premises shall be tendered to Tenant upon Landlord’s execution and delivery of the Lease and this Rider to Tenant.

6.

CHANGES IN THE TENANT IMPROVEMENTS

Tenant shall deliver to Landlord for approval, which shall not be unreasonably withheld, conditioned or delayed all changes in the Final Plans and Specifications as are made by Tenant, Tenant’s Architect or the Consulting Engineers from time to time and shall advise Landlord of any changes in the cost of the Tenant Improvements or any amendments which increase the cost of the Tenant Improvements in any respect.  Tenant shall pay any amount required to cover the additional cost of the Tenant Improvements resulting from such changes which exceeds the available portion of Landlord’s Contribution as provided in Paragraph 4 of this Rider.  The reasonableness of disapproval of any such change shall be judged according to the criteria set forth in Paragraph 3 hereof for the Tenant Improvements initially provided for the Plans and Specifications, and Landlord shall review and approve or disapprove any changes as soon as possible so as to avoid any delay in construction of the Tenant Improvements but in any event within the time periods with respect to its approval or disapproval of any revision of the initial Plans and Specifications as provided in Paragraph 3 hereof.

7.

ACCESS BY TENANT

A.                                    Landlord shall permit Tenant, Tenant’s Contractor(s) and Tenant’s agents, suppliers, and workmen to take possession of and enter the Premises, pursuant to the Lease, upon compliance with the requirements of this Rider by Tenant, including, without limitation, the insurance requirements.  The permission herein granted for the entry of Tenant and Tenant’s Contractor(s) into the Building is conditioned upon Tenant and Tenant’s agents, contractors, workmen, suppliers and invitees working in harmony with and not interfering with Landlord’s contractors or their subcontractors or with contractors performing work in the Building for other tenants or occupants, not interfering with any occupants of the Building, complying with reasonable rules and regulations instituted by Landlord for the protection and completion of such work for other tenants or occupants.  Landlord will use reasonable efforts to cause contractors performing work for other tenants or occupants in the Building not to unreasonably interfere with Tenant’s contractors, but shall in no event have any liability with respect to any interference.  If at any time such entry shall cause disharmony or unreasonable interference with any of Landlord’s employees, agents, contractors, their subcontractors, other tenants or occupants of the Building or others or if such disharmony or interference shall, in Landlord’s reasonable judgment, be imminently threatened, Landlord shall have the right to withdraw such permission upon not less than forty-eight (48) hours written notice; provided, however, that such permission shall remain in effect if Tenant has cured the same (or such interference or disharmony has ceased and Tenant has agreed and provided assurances to Landlord as it shall have reasonably requested, that such problem will not occur again) prior to the time of termination set forth in such notice.  Tenant agrees that any such entry into and occupation of the Premises shall be deemed to be under all of the terms, covenants, conditions and provisions of the Lease, except as to covenant to pay Base Rent and Additional Rent, and further agrees that in connection therewith Landlord shall not be liable in any way for any injury, loss or damage which may occur to any property placed in the Premises, the same being strictly at Tenant’s sole risk, except to the extent caused by the gross negligence or willful misconduct of Landlord or Landlord’s agents, employees or contractors.  Tenant shall allow Landlord access to the Premises, for inspection purposes, at all reasonable times.  Tenant shall cause its contractors, for which it has contracted separately, prior to the commencement of any construction work in the Building, to indemnify, defend and hold Landlord, its designated agents, members, beneficiaries, partners, Management Agent, mortgagees, and all of their respective members, partners, shareholders, directors, officers, agents and employees harmless from all damages, claims, liability, and costs (including, without limitation, reasonable attorney’s fees) and expenses arising out of or connected with the activities of such contractor or any of its subcontractors or any of their respective agents or employees, suppliers or workmen in or about the Premises or the Building.  Tenant shall (except to the extent of any indemnity recovered pursuant to the preceding sentence) indemnify, defend and hold Landlord, its designated agents, or any of its members, beneficiaries, partners, Management Agent, mortgagees, and all of their respective partners, members, shareholders, directors, officers, agents and employees harmless from all damages, claims, liability, and costs (including, without limitation, reasonable attorney’s fees) and expenses arising out of or connected with the activities of Tenant or its agents, contractors, suppliers or workmen in or about the Premises or the Building.  In addition, prior to the initial entry to the Building or the Premises by Tenant and by each contractor or subcontractor for Tenant, Tenant shall furnish Landlord with certificates of insurance covering Landlord, its designated agents, or any of its beneficiaries and the partners thereof, Management Agent, mortgagees and such additional parties as Landlord may reasonably designate as additional insured parties, with such coverages and in such amounts as Landlord may reasonably require in order to insure Landlord, its designated agents, or any of its beneficiaries and the partners thereof, its management agent, mortgagees and such additional parties, and all of their respective agents and employees, against liability for injury or death or damage to property of Landlord or its tenants or others, by reason of such entry or any activity or work carried on, in, on or about the Land, the Building or the Premises by or on behalf of Tenant.

B.                                    Notwithstanding Tenant’s right to separately contract for construction and completion of the Tenant Improvements, Tenant shall coordinate, and cause its contractors to coordinate with Landlord and its designated agents in relation to the scheduling of the days and times of construction, the use of Building loading docks, the delivery of materials and labor for the Premises, the elimination of rubbish and construction debris, and the days and times designated for the undertaking of any portion of the tenant improvements which will cause significant noise, vibration, or other conditions which might interfere with the business operations of other tenants or occupants of the Building taking into account the nature of such tenant or occupant’s business operations.  Tenant shall cause Tenant’s Architect to furnish to Landlord from time to time such other information as Landlord shall reasonably request in connection with the construction of the Tenant Improvements.  Tenant shall require all contractors and subcontractors performing work on behalf of Tenant to provide protection against damage to the Building and work of other tenants or occupants to an extent that is satisfactory to Landlord in the reasonable exercise of its discretion.  In any event, however, if such damage shall occur, and shall have been caused directly by Tenant or its contractors or any of their respective subcontractors, agents, employees or invitees, Tenant shall promptly restore and repair, or cause its contractor to promptly restore and repair, such damage, or Landlord or Landlord’s contractor may, at Landlord’s option and upon written notice to Tenant, restore and repair any such damage or permit any other tenant or its contractor to restore work for such tenant or occupant which has been damaged, in each case at Tenant’s sole cost.

8.

SERVICES

The cost of the Tenant Improvements shall include (and Landlord is hereby authorized to pay the same from the Landlord’s Contribution to the extent thereof), all materials or utilities which are supplied by Landlord or their agents in connection with the construction of the Tenant Improvements and at Tenant’s request; provided, however, that Landlord shall make available to Tenant, at no charge other than the cost of labor provided by Landlord for Building security purposes, during the construction period, use of freight elevator, use of loading dock and dumpster space.  Notwithstanding, Tenant shall be responsible to provide its own dumpsters.

9.

INSURANCE

Tenant or Tenant’s Contractor shall be responsible to provide Builder’s Risk coverage in respect to the Tenant Improvements during the period of its construction, prior to the commencement of the Term.  Prior to taking possession of the space for any purpose whatsoever, Tenant shall provide Landlord with evidence of all insurance required in accordance with the Lease.

10.

MISCELLANEOUS

A.                                    After completion of the Tenant Improvements any work or alterations to the Premises desired by Tenant other than the Tenant Improvements shall be subject to the provisions of the Lease and not this Rider.

B.                                    Time is of the essence under this Rider.

C.                                    Any person signing this Rider on behalf of Landlord or Tenant warrants and represents they have authority to do so.

D.                                    Landlord has no agreement with Tenant and has no obligation to do any work with respect to the Premises, except as expressly set forth in this Rider and the Lease.

E.                                     With respect to any amounts owed by Tenant hereunder and not paid when due (which shall bear interest as provided in the Lease in the case of delinquent rents) or Tenant’s failure to perform its obligations hereunder, Landlord shall have all of the rights and remedies granted to Landlord under the Lease for nonpayment of any amounts owed by Tenant thereunder or failure by Tenant to perform its obligations thereunder, and such nonpayment or other failure hereunder shall constitute a default by Tenant under the Lease (after notice and failure to cure as provided in the Lease).  Any amount owed hereunder by Tenant to Landlord and not paid when due shall bear interest as provided in the Lease, and shall be deemed additional rent under the Lease.  In the event of any default by Tenant under the terms of this Rider, whether monetary or non-monetary, after notice and failure to cure as provided in the Lease, Landlord shall have all of the rights and remedies available at law or in equity, including but not limited to the right to withhold possession of the Premises from the Tenant so long as Tenant is in default.

F.                                      Tenant’s General Contractor is responsible for removal of all construction debris, general clean-up and a final cleaning prior to Tenant’s occupancy.

G.                                    The parties hereto hereby designate a representative who shall have the power and authority to make any and all decisions on behalf of the respective parties and designate another representative(s) on their behalf.  Unless a party is otherwise advised in writing by the other, their respective representatives shall be as follows:

Landlord:

Tenant:

H.                                   All the covenants and conditions to be performed hereunder are the obligations of the parties, and no personal liability shall be asserted or be enforceable against, the members, beneficiaries, shareholders, officers, directors, or partners, thereof, nor any of their respective members, partners, shareholders, directors, officers, agents or employees by reason of any of the covenants, statements, representations or warranties contained in this instrument.  All of the further exculpatory provisions of the Lease are incorporated here in as if fully set forth herein and are fully applicable to this Rider as if fully set forth.

ATTACHMENT B

# SPACE PLANS

RECEPTION
PRODUCTION RM
BREAK RM
SERVER/STORAGE RM
SM P.O.
MD P.O.
SM/MD P.O.
LRG. PO
CONF. ROOM
PRINTER AREA
6'X 8' WS

- 11 SM PRIVATE OFFICES
- 2 MED PRIVATE OFFICES
- 1 LRG OFFICE
- 31 6'X8' WORKSTATIONS
- 1 CONFERENCE ROOM
- 1 BREAK ROOM
- 1 STORAGE ROOM
- 2 COAT CLOSETS
- 1 PRODUCTION ROOM
- 3 PRINT AREAS
- 3 FILE AREAS
- 1 RECEPTION AREA

AMERIQUEST-NATIONALEASE REV 1 - Space Plan

2651 Warrenville Road, 5th Floor, Downers Grove Il.

Date 1-19-2012 Sq. Footage: 9,290 RSF (confirm with landlord)

Scale Not to Scale Issued for: Review

WHITNEY
ARCHITECTS INC

Attachment C

Scope Clarifications

AMERIQUEST

PRELIMINARY OUTLINE SPECIFICATION — 1-25-2012

Corridors I

2651 Warrenville Road

Downers Grove, IL

1.                                      Demolition

a.                                      Remove carpet thru-out

b.                                      Existing drywall partition between MD P.O./SMPO

c.                                       New door openings MD P.O. and conference room per plan

d.                                      Remove existing folding partition .in conference room and framing below ceiling

2.                                      Drywall

a.                                      Per plan, new partitions floor to acoustic ceiling, metal  studs, 24” o.c., 5/8” drywall taped and sanded both sides

3.                                      Doors

a.                                      Furnish and install new building standard 1 3/4” solid core wood doors in building standard frame as required.  Match existing.

b.                                      Hardware to include butt hinges, wall stops, lock or latch sets as scheduled.

4.                                      Flooring

a.                                      Furnish and install glue down carpet, building standard or equal. ($26.50/sy allowance, furnished and installed, tax included)

b.                                      Furnish and install vinyl base, match existing for new partitions.

c.                                       Existing SCT Flooring in production room, break room and server/storage room as is.

5.                                      Painting

a.                                      New partitions to receive one (1) prime coat and one (1) finish coat latex egg shell paint

b.                                      Existing walls — one (1) finish coat latex egg shell

c.                                       New doors — finish to match existing

d.                                      Existing doors as is

6.                                      Sprinklers—Design Build

a.                                      Relocate existing heads as required for new floor plan

b.                                      As required, add new heads to match existing

7.                                      Fire Alarm-Design Build

a.  Relocate existing heads as required for new floor plan

b.  As required, add new heads to match existing

a.  Per code requirement

8.  HVAC-Design Build

a.                                      Re-work existing duct layout as required for new room layout

b.                                      Relocate and furnish grills and diffusers to match existing

c.                                       Existing areas as is

9.  Electric-Design Build

a.                                      Relocate existing 2 x 4 lighting fixtures per new office layout.  Furnish and install fixtures to match, as required.

b.                                      Furnish and install duplex convenience outlet as required for new office layout.

c.                                       Furnish and install telephone outlet stubs as required for new office layout.

d.                                      Furnish and install motion sensor light switches required for new office layout

e.                                       Re-wire light fixtures for individual switching as required for new office layout.

f.                                        Add/relocate exit lights as required for new office layout.

g.                                       Low voltage and I.T. work by tenant.

10.  Code Compliance

a.                                      Smoke Detectors

i.                                          Furnish and install smoke detectors on the basis of one (1) for each assembly room and one (1) for each 900 sf open space

b.                                      Horns, Strobes

I.                                        Add or relocate as required for new layout.

11.  General Requirements

a.                                      Architectural, HVAC and Electrical Construction documents.

b.                                      Building permit

c.                                       Supervision

d.                                      Clean-up — New and existing area

e.                                       Furnish dumpsters

12.  Work Stations

a.                                      Furnished and installed by tenant

b.                                      Electrical installation required for workstations by tenant.

###

SCHEDULE 5

RULES AND REGULATIONS

1.                                      In the event of any conflict between the terms of these rules and regulations and the express provisions of the Lease, the express, applicable provisions of the Lease shall control.  Landlord reserves the right, without the approval of Tenant, to rescind, add to and amend any rules or regulations, to add new reasonable rules or regulations and to waive any rules or regulations with respect to any tenant or tenants.  Tenant shall provide a copy of these rules and regulations to each of its employees to facilitate compliance with these standards.

2.                                      The sidewalks, walks, plaza entries, corridors, ramps, staircases and elevators of the Project shall not be obstructed, and shall not be used by Tenant, or the employees, agents, servants, visitors or invitees of Tenant, for any purpose other than ingress and egress to and from the Premises.  No skateboards, roller skates, roller blades or similar items shall be used in or about the Project.

3.                                      No freight, furniture or other large or bulky merchandise or equipment of any description will be received into the Project or carried into the elevators, if any, except in such a manner, during such hours and using such elevators and passageways as may be approved or designated by Landlord, and then only upon having been scheduled in advance.  Any hand trucks, carryalls, or similar equipment used for the delivery or receipt of merchandise or equipment shall be equipped with rubber tires, side guards and such other safeguards as Landlord shall reasonably require.  Although Landlord or its personnel may participate or assist in the supervision of such movement, Tenant assumes financial responsibility for all risks as to damage to articles moved and injury to persons or public engaged or not engaged in such movement, including any equipment, property or personnel of Landlord damaged or injured in connection with carrying out this service for Tenant.

4.                                      Landlord shall have the right to prescribe the weight, position and manner of installation of safes or other heavy equipment which shall, if considered necessary by Landlord, be installed in a manner which shall insure satisfactory weight distribution.  All damage done to the Project by reason of a safe or any other article of Tenant’s office equipment being on the Premises shall be repaired at the expense of Tenant.  The time, routing and manner of moving safes or other heavy equipment shall be subject to prior approval by Landlord.

5.                                      Only persons authorized by Landlord will be permitted to furnish ice, towels, barbering, shoe shining, janitorial services, floor polishing and other similar services and concessions in the Project, and only at hours and under regulations fixed by Landlord.

6.                                     Tenant, or the employees, agents, servants, visitors or invitees of Tenant, shall not at any time place, leave or discard any rubbish, paper, articles or object of any kind whatsoever outside the doors of the Premises or in the corridors or passageways of the Project.

7.                                      Tenant shall not place, or cause or allow to be placed, any sign, placard, picture, advertisement, notice or lettering whatsoever, in, about or on the exterior of the Premises, Building or Project, except in and at such places as may be designated by Landlord and consented to by Landlord in writing.  Any such sign, placard, advertisement, picture, notice or lettering so placed without such consent may be removed by Landlord without notice to and at the expense of Tenant.  All lettering and graphics on corridor doors shall conform to the building standard prescribed by Landlord.

8.                                      Tenant shall not place, or cause or allow to be placed, any satellite dish, communications equipment, computer or microwave receiving equipment, antennae or other similar equipment about or on the exterior of the Premises, Building or Project.  Any such equipment so placed may be removed by Landlord without notice to and at the expense of Tenant.

9.                                      Canvassing, soliciting or peddling in the Building and/or Project is prohibited and Tenant shall cooperate reasonably to prevent same.

10.                               Landlord shall have the right to exclude any person from the Project, and any person in the Project will be subject to identification by employees and agents of Landlord.  Any persons in or entering the Project shall be required to comply with the security policies of the Project, including, without limitation, the showing of suitable identification and signing of a Building register when entering or leaving the Building.  If Tenant desires additional security service for the Premises, Tenant shall have the right (with advance written consent of Landlord) to obtain such additional service at Tenant’s sole cost and expense.  Tenant shall keep doors to unattended areas locked and shall otherwise exercise reasonable precautions to protect property from theft, loss or damage.  Landlord shall not be responsible for the theft, loss or damage of any property or for any error with regard to the exclusion from or admission to the Project of any person.  In case of invasion, mob, riot or public incitement, the Landlord reserves the right to prevent access to the Project during the continuance of same by closing the doors or taking other measures for the safety of the tenants and protection of the Project and property or persons therein.

11.                               Only workmen employed, designated or approved by Landlord may be employed for repairs, installations, alterations, painting, material moving and other similar work that may be done in or on the Project.

12.                               Tenant shall not bring or permit to be brought or kept in or on the Premises or Project any inflammable, combustible, corrosive, caustic, poisonous, or explosive substance, or firearms, or cause or permit any odors to permeate in or emanate from the Premises, or permit or suffer the Project to be occupied or used in a manner offensive or objectionable to Landlord or other occupants of the Project by reason of light, radiation, magnetism, noise, odors and/or vibrations.

13.                               Tenant shall not mark, paint, drill into, or in any way deface any part of the Project or the Premises.  No boring, driving of nails or screws, cutting or stringing of wires shall be permitted, except with the prior written consent of Landlord, which consent shall not be unreasonably withheld or delayed.  Tenant shall not install any resilient tile or similar floor covering in the Premises, except with the prior approval of Landlord, which approval shall not be unreasonably withheld or delayed.

14.                               No additional locks or bolts of any kind shall be placed on any door in the Project or the Premises and no lock on any door therein shall be changed or altered in any respect.  Tenant shall not make duplicate keys.  All keys shall be returned to Landlord upon the termination of this Lease and Tenant shall give to Landlord the explanations of the combinations of all safes, vaults and combination locks remaining with the Premises.  Landlord may at all times keep a pass key to the Premises.  All entrance doors to the Premises shall be left closed at all times and left locked when the Premises are not in use.

15.                              Tenant shall give immediate notice to Landlord in case of known theft, unauthorized solicitation or accident in the Premises or in the Project, or of known defects therein or in any fixtures or equipment, or of any known emergency in the Project.

16.                               Tenant shall not use the Premises or permit the Premises to be used for photographic, multilith or multigraph reproductions, except in connection with its own business and not as a service for others without Landlord’s prior written permission.

17.                               No animals or birds shall be brought or kept in or about the Project, with the exception of guide dogs accompanying visually handicapped persons.

18.                               No awnings, draperies, shutters or other interior or exterior window coverings that are visible from the exterior of the Building or from the exterior of the Premises within the Building may be installed by Tenant without Landlord’s prior written consent.

19.                               Tenant shall not place, install or operate within the Premises or any other part of the Project any engine, stove, or machinery, or conduct mechanical operations therein, without the written consent of Landlord.

20.                               No portion of the Premises or any other part of the Project shall at any time be used or occupied as sleeping or lodging quarters.

21.                               Tenant shall at all times keep the Premises neat and orderly.

22.                               The toilet rooms, urinals, wash bowls and other apparatus shall not be used for any purpose other than that for which they were constructed and no foreign substance of any kind whatsoever shall be thrown therein.  The expenses of any breakage, stoppage or damage, resulting from the violation of this rule shall be borne by the Tenant who (or whose employees or invitees) shall have caused such damage.

23.                               All tenant modifications resulting from alterations or physical additions in or to the Premises must conform to all applicable building and fire codes.  Tenant shall obtain written approval from the management office prior to commencement of any such modifications and shall deliver as built plans to the management office upon completion.

24.                               Tenant agrees to place all indoor potted plants requiring water within a container capable of collecting any water overflow, such containers to be approved and/or supplied by Landlord, at Tenant’s sole expense.  Tenant agrees to use caution so that indoor plants do not damage or soil the Premises.

25.                               Tenant shall not park (and shall insure that Tenant’s employees, agents, and invitees do not park) in any reserved parking space other than those reserved parking spaces, if any, specifically assigned to Tenant.  Any vehicle improperly parked, or parked in any unauthorized parking area in the Project, shall be towed at the vehicle owner’s expense and without further or additional notice.

26.                               Persons using the Parking Garage do so at their own risk.  Landlord specifically disclaims all liability, except when caused solely by its gross negligence or willful misconduct, for any personal injury incurred by users of the Parking Garage, their agents, employees, family, friends, guests or invitees, or as a result of damage to, theft of, or destruction of any vehicle or any contents thereof, as a result of the operation or parking of vehicles in the Parking Garage.

27.                               Smoking is prohibited in the Premises, Building and Project except in specifically marked areas designated by Landlord.

SCHEDULE 6

TENANT ACCEPTANCE LETTER

This declaration is hereby attached to and made part of the Lease dated                  entered into by and LBUBS 2005-05 WARRENVILLE ROAD, LLC, an Illinois Limited Liability Company, as Landlord and                                                                      as Tenant.

1.                                      The undersigned, as Tenant, hereby confirms as of the              day of                 , 20         the following:

2.                                      Tenant has accepted possession of the Premises on                                            and is currently able to occupy the same.

3.                                      The Commencement Date as defined in the Lease is                                                     .

4.                                      The Rent Commencement Date, as defined in the Lease, is                                                   .

5.                                      The Expiration Date of the Lease is                                                 .

6.                                      All alterations and improvements required to be performed by Landlord pursuant to the Terms of the Lease to prepare the entire Premises for Tenant’s initial occupancy have been satisfactorily completed, except for the following:

7.                                      As of the date hereof, Landlord has fulfilled all of its obligations under the Lease.

8.                                      The Lease is in full force and effect and has not been modified, altered, or amended, except pursuant to any instruments described above, if any.

9.                                      There are no offsets or credits against Base Rent or Additional Rent, nor has any Base Rent or Additional Rent been prepaid except as provided pursuant to the Terms of the Lease.

10.                               Tenant has no notice of any prior assignment, hypothecation, or pledge of the Lease or any Rents due under the Lease

TENANT:
By:
Name:
Title: